UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒                                                     Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 240.14a-12

DANKA BUSINESS SYSTEMS PLC

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

LOGO

DANKA BUSINESS SYSTEMS PLC

Masters House, 107 Hammersmith Road

London W14 0QH England

(Registered in England No. 1101386)

October 10, 2005

To holders of ordinary shares, convertible participating shares and American Depositary Shares of Danka Business Systems PLC and, for informational purposes only, to holders of options to acquire ordinary shares and holders of options to acquire American Depositary Shares.

Dear Fellow Shareholder:

You are cordially invited to attend our 2005 annual general meeting. The meeting will be held on Wednesday, November 9, 2005 at 2 p.m. (London time) at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS. The notice of annual general meeting and the proxy statement on the following pages describe the formal business of the meeting, which includes resolutions proposing: (1), (2), (3) and (4) re-election of directors; (5) re-appointment of auditors; (6) authorizations for our directors to allot equity securities; (7) authorizations to disapply pre-emptive rights; and (8) approval of the directors’ remuneration report for the year ended 31st March, 2005. We will also report on Danka’s progress and comment on matters of current interest.

Your directors believe that the resolutions to be proposed at the meeting are in the best interests of Danka and its shareholders and unanimously recommend that shareholders vote in favor of all of the resolutions. You will notice that these proxy materials are very comprehensive because we must comply with securities law requirements in both the United Kingdom and the United States.

It is important that holders of our ordinary shares and our convertible participating shares be represented at the meeting. We ask that ordinary shareholders promptly sign, date and return the enclosed white proxy card to arrive at our registrars, Computershare Investor Services PLC, not later than 2 p.m. (London time) on November 7, 2005 even if you plan to attend the meeting. Convertible participating shareholders should promptly sign, date and return the enclosed pink proxy card to arrive at our registered office at the address set out above, not later than 2 p.m. (London time) on November 7, 2005 even if you plan to attend the meeting. Returning your proxy card will not prevent you from voting your shares in person at the meeting if you are present and choose to do so. Ordinary shares represented by American Depositary Shares will be voted by The Bank of New York as depositary for our American Depositary Shares pursuant to instructions received from holders of American Depositary Shares. If you hold American Depositary Shares, we ask that you promptly sign, date and return the voting instructional form in the enclosed envelope provided by the depositary, and otherwise follow the special voting instructions provided by the depositary. The voting instructional form must be returned to the depositary not later than 5:00 p.m. (Eastern Time) on November 2, 2005. If you hold American Depositary Shares, you cannot vote them at the meeting, nor may you grant a proxy to vote your shares other than by completing and returning the voting instructional form provided in your proxy materials.

Sincerely,

W. Andrew McKenna
Chairman

This proxy statement and related materials are being distributed on or about October 10, 2005.

DANKA BUSINESS SYSTEMS PLC

(Registered in England No. 1101386)

NOTICE OF ANNUAL GENERAL MEETING

Wednesday, November 9, 2005

Notice is hereby given that the 2005 Annual General Meeting (the “Meeting”) of Danka Business Systems PLC (the “Company”) will be held at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS, on Wednesday, November 9, 2005 at 2 p.m. (London time) for the following purposes:

Agenda

To consider and, if thought fit, approve the following ordinary resolutions:

1.	THAT David J. Downes, who was appointed as a Director by the Board of Directors since the 2004 Annual General Meeting and whose appointment expires at the 2005 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

2.	THAT Kevin C. Daly, whose term as a Director expires at the 2005 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

3.	THAT W. Andrew McKenna, whose term as a Director expires at the 2005 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

4.	THAT Christopher B. Harned, whose term as a Director expires at the 2005 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

5.	THAT Ernst and Young LLP, Registered Auditor, be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2006 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

Special Business: To consider and, if thought fit, approve the following ordinary resolution:

6.	THAT, in addition to the subsisting authority granted as resolution 8 passed at the annual general meeting held on December 7, 2004, but in place of all other subsisting authorities, the Board of Directors be and is hereby generally and unconditionally authorized, pursuant to section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the “Companies Act”), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of £1,068,387 (representing approximately thirty three and one-third percent (33 1/3%) of the issued ordinary share capital of the Company as of September 15, 2005), for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date of the 2010 Annual General Meeting of the Company, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

Special Business: To consider and, if thought fit, approve the following special resolution:

7.	THAT, subject to the passing of the resolution numbered 6 and in addition to the subsisting authority granted as resolution 9 passed at the annual general meeting held on December 7, 2004, but in place of all other subsisting powers, the Board of Directors be and is hereby generally empowered pursuant to section 95 of the Companies Act 1985 (as amended by the Companies Act 1989) (the “Companies Act”) to allot equity securities (within the meaning of sections 94(2) to 94(3A) of the Companies Act), for cash pursuant to the general authority conferred by the resolution numbered 6 above as if section 89(1) of the Companies Act did not apply to such allotment, provided that this power shall:

(i) expire on the date of the 2010 Annual General Meeting of the Company, save that the Board of Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

(ii) be limited to the allotment of equity securities:

(a) in connection with a rights issue or other pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Board of Directors, necessary or expedient to allot equity securities otherwise than in accordance with section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory; or

(b) pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of £160,258; or

(c) other than pursuant to sub-paragraphs (a) and (b) above, up to an aggregate nominal value not exceeding £641,032.

Special Business: To consider and, if thought fit, approve the following ordinary resolution:

8.	THAT the directors’ remuneration report for the year ended 31st March, 2005 be approved.

By order of the Board of Directors

Paul G. Dumond
Company Secretary

Registered office:

Masters House

107 Hammersmith Road

London W14 0QH

Dated: October 10, 2005

Notes:

1.	Holders of ordinary shares and convertible participating shares of the Company and their duly appointed representatives are entitled to attend and vote at the meeting. Holders of ordinary shares and convertible participating shares of the Company are entitled to appoint one or more proxies to attend and, on a poll, to vote in their stead. A proxy need not be a member of the Company.

2.	A white form of proxy for use by ordinary shareholders is enclosed which, to be effective, must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or as a notarially certified copy thereof), to Computershare Investor Services PLC, PO Box 1075, Bristol BS99 3FA, so as to arrive not later than 48 hours before the time the meeting is to be held.

3.	A pink form of proxy for use by holders of convertible participating shares is being circulated to those holders. To be effective such form of proxy must be completed and delivered together with the original power of attorney or authority, if any, under which it is signed (or a notarially certified copy thereof), to the Company’s registered office, Masters House, 107 Hammersmith Road, London W14 0QH so as to arrive not later than 48 hours before the time the meeting is to be held.

4.	Pursuant to regulation 34 of the Uncertified Securities Regulations 1995, the Company has specified that, to be entitled to attend and vote at the meeting (and for the purpose of determining the number of votes they may cast) members must be entered on the Company’s register of members at 2 p.m. (London time) on November 7, 2005. Changes to entries on the relevant register of securities after 2 p.m. on November 7, 2005 will be disregarded in determining the rights of any person to attend or vote at the meeting.

5.	Copies of the contracts of service of the directors of the Company and a register of directors’ interests kept by the Company are available for inspection at the registered office of the Company during normal working hours and will be available for inspection at the place of the meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

THIS PROXY STATEMENT IS FOR HOLDERS OF ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES, HOLDERS OF AMERICAN DEPOSITARY SHARES REPRESENTED BY AMERICAN DEPOSITARY RECEIPTS, AND, FOR INFORMATIONAL PURPOSES ONLY, HOLDERS OF OPTIONS TO ACQUIRE ORDINARY SHARES OR AMERICAN DEPOSITARY SHARES OF DANKA BUSINESS SYSTEMS PLC. THIS PROXY STATEMENT CONTAINS INFORMATION REQUIRED UNDER REGULATION 14A UNDER THE SECURITIES EXCHANGE ACT OF 1934 OF THE UNITED STATES.

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. IF YOU HAVE ANY DOUBT AS TO THE ACTION YOU SHOULD TAKE, YOU SHOULD IMMEDIATELY CONSULT YOUR STOCKBROKER, BANK MANAGER, SOLICITOR/ATTORNEY, ACCOUNTANT OR OTHER PROFESSIONAL ADVISER AUTHORIZED UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM OR FROM ANOTHER APPROPRIATELY AUTHORIZED INDEPENDENT PROFESSIONAL ADVISOR IF YOU ARE NOT IN THE UNITED KINGDOM.

IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED YOUR ORDINARY SHARES, CONVERTIBLE PARTICIPATING SHARES OR AMERICAN DEPOSITARY SHARES, PLEASE SEND THIS DOCUMENT TOGETHER WITH THE ACCOMPANYING FORM OF PROXY TO THE PURCHASER OR TRANSFEREE OR TO THE STOCKBROKER, BANK OR OTHER AGENT THROUGH WHOM THE SALE OR TRANSFER WAS EFFECTED FOR TRANSMISSION TO THE PURCHASER OR TRANSFEREE.

DANKA BUSINESS SYSTEMS PLC

Masters House, 107 Hammersmith Road

London W14 0QH England

(Registered in England No. 1101386)

PROXY STATEMENT

INTRODUCTION

General

This proxy statement is furnished by the Board of Directors of Danka Business Systems PLC in connection with the solicitation of specific voting instructions from holders of Danka’s American Depositary Shares and proxies from Danka’s ordinary shareholders and convertible participating shareholders for voting at our 2005 annual general meeting. The meeting will be held at 2 p.m. (London time) on November 9, 2005 at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS, and at any adjournment of that meeting. The date on which this proxy statement and related materials is being first distributed to shareholders is on or about October 10, 2005.

As of September 15, 2005, 254,673,788 ordinary shares of 1.25 pence each were issued and outstanding, of which approximately eighty percent (81%) were held in the form of American Depositary Shares. Each American depositary share represents four ordinary shares. As of September 15, 2005, 314,098 6.50% senior convertible participating shares of $1.00 each were issued and outstanding. Each convertible participating shareholder is entitled to receive notice and attend shareholder meetings as if such person were an ordinary shareholder and is entitled to vote on all matters at such meetings on which ordinary shareholders are entitled to vote. The terms on which convertible participating shareholders vote at shareholder meetings are described below (see section headed “Voting Instructions/Ordinary Shareholders and Convertible Participating Shareholders”).

The cost of soliciting proxies and voting instructions will be borne by Danka. In addition to the use of the mails, proxies and voting instructions may be solicited personally or by telephone by our employees. We do not expect to pay any compensation for the solicitation of proxies or voting instructions, but may reimburse brokers, The Bank of New York, the depositary of our American depositary share program, and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies and/or voting instructions.

In view of the large numbers of U.S. shareholders who own shares in the form of American Depositary Shares through the Depository, The Bank of New York, voting on all resolutions proposed to the meeting is by proxy. These holders own approximately 81% of the company’s share capital.

The annual report, prepared in accordance with U.K. Generally Accepted Accounting Principles, is not sent to United States shareholders. Instead, as required by U.S. securities laws, they receive a copy of Form 10–K incorporating the annual report and accounts prepared under U.S. Generally Accepted Accounting Principles. The U.K. annual report is only made available to them on request.

Because of this high level of U.S. ownership, no resolution is proposed for the approval of the annual report. The company considers that it would not be appropriate to send a copy to and seek approval of the U.K. annual report from each holder of American Depositary Shares due to the U.S. holders’ unfamiliarity with U.K. accounts, the fact that it is not normal practice for shareholders of U.S. companies to approve annual reports, the potential confusion which would arise from U.S. shareholders receiving two annual reports and the considerable additional cost involved. Given the ownership of the company’s shares, it would be inappropriate to seek approval of the U.K. annual report where individual U.S. holders of American Depositary Shares had not received a copy.

However, as required by United Kingdom companies legislation, our 2005 Annual Report and Accounts prepared in accordance with U.K. GAAP will be presented at the meeting and shareholders present at the meeting may ask any questions relating thereto. Additionally, our United Kingdom shareholders have received a copy of the 2005 Annual Report and Accounts in either the full or abbreviated formats, as they have so elected. United States shareholders have received our financial statements and information prepared in accordance with accounting principles that are generally accepted in the United States in their copy of our 2005 10-K. United States holders of American Depositary Shares who would like a copy of the 2005 Annual Report and Accounts prepared in accordance with U.K. GAAP should contact our registered office to request a copy. Copies of relevant contracts of service of our directors and a register of directors’ interests kept by Danka are available for inspection at our registered office during normal working hours and will be available for inspection at the place of the annual general meeting during the meeting and for at least fifteen (15) minutes prior to the meeting.

In this proxy statement, references to “Danka”, “company”, “group”, “us”, “we” and “our” are to Danka Business Systems PLC, or to Danka Business Systems PLC and its directly and indirectly owned subsidiaries, as the context requires. References to “shareholders” are to holders of ordinary shares, holders of convertible participating shares and holders of American Depositary Shares. References to “pounds,” “pence” or “£” are to United Kingdom currency, and references to “U.S. dollars”, “dollars” or “$” are to United States currency. Amounts that have been paid in currency of the United States are generally denominated herein in United States currency, and amounts that have been paid in currency of the United Kingdom are generally denominated herein in United Kingdom currency. Merely for convenience of the reader, the pound equivalent of the dollar at the noon buying rate on September 15, 2005 was [£1.00 = $1.8244]. The noon buying rate is the exchange rate in New York City for cable transfers in pounds sterling as certified for customs purposes by the Federal Reserve Bank of New York.

Voting Instructions/Ordinary Shareholders and Convertible Participating Shareholders

Ordinary shareholders and convertible participating shareholders who are entitled to attend and vote at the annual general meeting may appoint a proxy to attend and, on a poll of such holders, to vote in their place. A proxy does not have to be an ordinary shareholder or a convertible participating shareholder.

Each ordinary shareholder and each convertible participating shareholder who is entitled to vote and who is present in person will have one (1) vote on a show of hands.

On each vote that is taken on a poll, each ordinary shareholder who is entitled to vote and who is present in person or by a proxy will have one (1) vote for each ordinary share owned.

On each vote that is taken on a poll, each convertible participating shareholder who is entitled to vote and who is present in person or by a proxy is entitled to exercise so many votes for each convertible participating share owned as equals the number of ordinary shares into which the convertible participating share is convertible on the record date set for determining the persons entitled to vote at the annual general meeting (which is Friday, September 30, 2005). The convertible participating shares are convertible into ordinary shares at a rate per convertible participating share calculated by dividing the liquidation return for the convertible participating shares, which is $1,000 per convertible participating share plus accumulated and unpaid dividends from the last convertible participating share dividend payment date, by a conversion price of $3.11 per convertible participating share. The convertible participating share dividend accumulates on a daily basis; therefore, the conversion rate increases fractionally on a daily basis until the next convertible participating share dividend is paid. As of August 15, 2005, the latest convertible participating share dividend date, the conversion rate was 321.543 ordinary shares per convertible participating share. The liquidation return is subject to increase in some circumstances if Danka is in default of its payment obligations under the convertible participating shares, and the conversion price is subject to increase in some circumstances to protect convertible participating shareholders against dilution. Assuming that no event occurs between the date of this document and the record date for the meeting that will cause an adjustment of the liquidation return or the conversion price (and we do not anticipate any such event), on September 30, 2005, the record date for determining the holders of ordinary shares and convertible participating shares entitled to vote at the annual general meeting, the conversion rate will be 324.156 ordinary shares per convertible participating share.

An ordinary resolution requires the affirmative vote of a majority of the votes cast at the annual general meeting. A special resolution requires an affirmative vote of at least seventy-five percent (75%) of the votes cast at the meeting.

A white form of proxy is enclosed for ordinary shareholders. To be effective, forms of proxy in respect of ordinary shares must be deposited with our registrars, Computershare Investor Services PLC, P.O. Box 1075, Bristol BS99 3FA England, at least forty-eight (48) hours before the time appointed for the holding of the annual general meeting.

A pink form of proxy is enclosed for convertible participating shareholders. To be effective, forms of proxy in respect of convertible participating shares must be deposited at our registered office, Masters House, 107 Hammersmith Road, London W14 0QH England, at least forty-eight (48) hours before the time appointed for the holding of the annual general meeting.

If proxies are signed and returned without voting instructions or (unless otherwise instructed) if matters other than those set out in this document are properly brought before the annual general meeting (including by means of amendment to any resolution), the ordinary shares or convertible participating shares represented by the proxies will be voted as the proxy deems fit. Abstentions and “broker non-votes” will not be counted. A “broker non-vote” is a vote that a broker holding shares of record for its customers (i.e. in a “street name”) is not permitted to cast under applicable regulations because the broker has not received clear voting instructions from its customer. Ordinary shares or convertible participating shares that are not voted by ordinary shareholders or convertible participating shareholders or brokers entitled to vote them, due to abstention or failure to cast a ballot in person or by returning a signed proxy, will not be considered in the final tabulation.

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by submitting a later-dated proxy or by delivering a signed revocation in no specifically required form to Computershare Investor Services PLC, for ordinary shareholders, and to the company’s registered office, for holders of convertible participating shares, at least 48 hours before the annual general meeting, or by attending the meeting in person and casting a ballot.

Voting Instructions/Holders of American Depositary Shares

Holders of American Depositary Shares should complete and return the voting instructional form provided to them in their proxy materials by the depositary in accordance with the terms provided thereon not later than 5:00 p.m. (Eastern Time) on November 2, 2005. The close of business on September 30, 2005, has been fixed as the record date for the determination of the holders of American Depositary Shares entitled to provide voting instructions to the depositary. If you hold American Depositary Shares, you cannot vote the ordinary shares represented by your American Depositary Shares at the annual general meeting or grant proxies to vote your shares other than through instructions to the depositary. Ordinary shares represented by American Depositary Shares will be voted at the meeting by the depositary pursuant to the voting instructional forms received from holders of American Depositary Shares.

You may revoke your voting instructions to the depositary at any time before 5:00 p.m. (Eastern Time) on November 2, 2005 by delivering a notice in writing to the depositary or granting a later-dated signed voting instruction form. You cannot cancel your voting instructions to the depositary by attending the annual general meeting or by granting a proxy to vote at the meeting for you.

For purposes of the remainder of this document, the term “vote” means either a vote by an ordinary shareholder or a convertible participating shareholder or instructions to the depositary by a holder of American Depositary Shares, unless the context requires otherwise.

Quorum

A quorum is necessary to hold a valid shareholder meeting. A quorum comprises at least three holders of record of ordinary shares and/or convertible participating shareholders present in person or by proxy at the meeting.

RESOLUTIONS

Resolutions 1 (Ordinary), 2 (Ordinary), 3 (Ordinary) and 4 (Ordinary): Re-Election of Directors

Biographies of the directors seeking re-election are included on pages 18 and 19. The Nominations Committee has conducted a formal review of the performance of each of the directors seeking re-election to the board, and has concluded that each director has an experience set which is relevant to the Company’s operations and is effective in the role of non-executive director.

Our articles of association provide that the term of any director who has been appointed by our Board of Directors since our last annual general meeting expires at the subsequent annual general meeting. David J. Downes, aged 59, was appointed by our board since our last annual general meeting and, therefore, his term expires at the meeting. Mr. Downes is a member of the Company’s Audit Committee.

Our Board of Directors recommends that Mr. Downes be re-elected at the meeting to serve as a director. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 1:

THAT David J. Downes, who was appointed as a Director by the Board of Directors since the 2004 Annual General Meeting and whose appointment expires at the 2005 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our Board of Directors has unanimously approved proposed Resolution 1 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Our Articles of Association set the size of our Board of Directors at not less than two members. Our board currently consists of ten directors who serve pursuant to our Articles of Association. Two of our directors are nominated by the holders of the convertible participating shares. These directors are currently James L. Singleton and Christopher B. Harned.

Under our Articles of Association, each director is required to retire from office at the third annual general meeting after his appointment, or, if earlier, the annual general meeting which falls in the third calendar year after his appointment. Any director must retire at the first annual general meeting which takes place after the director reaches the age of 70 and annually thereafter.

In accordance with our Articles of Association three of our current directors, Dr. Kevin C. Daly, Mr. W. Andrew McKenna and Mr. Christopher B. Harned will retire by rotation at the annual general meeting.

Our Board of Directors recommends that Dr. Daly be re-elected at the meeting to serve as a director. Dr. Daly, aged 60, is a member of the Company’s Audit Committee. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 2:

THAT Kevin C. Daly, whose term as a Director expires at the 2005 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our Board of Directors has unanimously approved proposed Resolution 2 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Our Board of Directors recommends that Mr. McKenna be re-elected at the meeting to serve as a director. Mr. McKenna, aged 59, was appointed as Chairman of the Board of Directors in March 2005. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 3:

THAT W. Andrew McKenna, whose term as a Director expires at the 2005 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our Board of Directors has unanimously approved proposed Resolution 3 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Our Board of Directors recommends that Mr. Harned be re-elected at the meeting to serve as a director. Mr. Harned, aged 42, is a representative of the Company’s Participating Shareholders. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 4:

THAT Christopher B. Harned, whose term as a Director expires at the 2005 Annual General Meeting, be and is hereby re-elected to serve as a Director of the Company in accordance with the Company’s Articles of Association.

Our Board of Directors has unanimously approved proposed Resolution 4 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolution 5 (Ordinary): Re-appointment of Auditors

The Company’s shareholders are required at the meeting, pursuant to sections 384 and 385 of the United Kingdom Companies Act, to appoint auditors to serve until the conclusion of our next annual general meeting and to set the auditors’ remuneration.

The Board of Directors, upon recommendation of the Audit Committee, are proposing Ernst & Young LLP (“Ernst & Young”) be re-appointed to serve as the Company’s independent public accountants for the fiscal year ending March 31, 2006 and that our Board of Directors, or a duly appointed committee thereof, be authorized to fix the auditors’ remuneration.

Our Board of Directors recommends that Ernst & Young be appointed to serve as our auditors until the conclusion of our next annual general meeting and that our Board of Directors, or a duly appointed committee thereof, be authorized to fix the auditors’ remuneration. To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 5:

THAT Ernst & Young LLP be and are hereby re-appointed to serve as the Company’s Auditors until the conclusion of the 2006 Annual General Meeting, and that the Board of Directors of the Company, or a duly appointed Committee thereof, be and is hereby authorized to fix the Auditors’ remuneration.

Our Board of Directors has unanimously approved proposed Resolution 5 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution. We expect representatives of Ernst & Young to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions at the meeting.

Resolutions 6 (Ordinary) and 7 (Special): General Authority to Allot Shares/Pre-emptive Rights Waiver

Our Board of Directors recognizes that there may be instances where it is desirable for Danka to be able to issue (allot) securities in connection with various matters without the prior specific consent of shareholders. Before our Board of Directors may exercise any such power to allot relevant securities, section 80 of the United Kingdom Companies Act requires (with certain exceptions) that shareholders authorize a general power at a general meeting. Therefore, our Board of Directors is seeking authority in Resolution 6 to allot relevant securities up to an aggregate nominal amount of £1,068,387 (representing approximately thirty three and one-third percent (33 1/3%) of our issued ordinary shares as of September 15, 2005) before the date of our 2010 annual general meeting (subject to extension in the circumstances set out in the proposed resolution) for such purposes as desired in the discretion of the directors.

Our Board of Directors has no present intention of exercising the authority granted by Resolutions 6 and 7. The shares which are the subject of the resolution will be available for general corporate purposes.

Danka did not hold any shares as “treasury shares” as of September 15, 2005.

To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 6:

THAT, in addition to the subsisting authority granted as resolution 8 passed at the annual general meeting held on December 7, 2004, but in place of all other subsisting authorities, the Board of Directors be and is hereby generally and unconditionally authorized, pursuant to section 80 of the Companies Act 1985, as amended by the Companies Act 1989 (the “Companies Act”), to exercise all powers of the Company to allot relevant securities (within the meaning of Section 80 of the Companies Act) up to an aggregate nominal amount of £1,068,387 (representing approximately thirty three and one third percent (33 1/3%) of the issued ordinary share capital of the Company as of September 15, 2005), for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date of the 2010 Annual General Meeting of the Company, save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after expiry of this authority, and the Board of Directors may allot relevant securities in pursuance of such an offer or agreement as if the authority conferred hereby had not expired.

Our Board of Directors has unanimously approved proposed Resolution 6 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Subject to the passing of proposed Resolution 6, our Board of Directors is seeking authority in Resolution 7 to issue equity securities for cash, other than effecting such issuance only after first offering the equity securities to Danka’s existing shareholders pro-rata to their holdings (“pre-emptive rights”). Pursuant to section 95 of the United Kingdom Companies Act, a special resolution of shareholders is generally necessary (with some exceptions) to permit an allotment by directors of equity securities without providing the pre-emptive rights provided by section 89 of the Companies Act.

The power conferred on the directors by Resolution 7 would be limited to:

•	the allotment of equity securities pursuant to a rights issue or other pre-emptive offering where compliance with statutory pre-emptive rights may be problematic;

•	the allotment of equity securities up to a maximum aggregate nominal amount of £160,258 (representing approximately five percent (5%) of Danka’s presently issued ordinary shares) pursuant to stock option plans or other employee and/or executive director or non-executive director plans that have been approved by Danka’s shareholders; or

•	otherwise, the allotment of equity securities up to a maximum aggregate nominal amount of £641,032(representing approximately twenty percent (20%) of Danka’s presently issued ordinary shares). This level of authority is consistent with the limitations placed on NASDAQ Stock Market companies to issue shares without further approval.

The power that is sought by Resolution 7 would expire on the date of our 2010 annual general meeting (subject to extension in the circumstances set out in the proposed resolution).

To accomplish the foregoing, our Board of Directors proposes adoption of the following resolution:

Resolution 7:

THAT, subject to the passing of the resolution numbered 6 and in addition to the subsisting authority granted as resolution 9 passed at the annual general meeting held on December 7, 2004, but in place of all other subsisting powers, the Board of Directors be and is hereby generally empowered pursuant to section 95 of the Companies Act 1985 (as amended by the Companies Act 1989) (the “Companies Act”) to allot equity securities (within the meaning of sections

94(2) to 94(3A) of the Companies Act), for cash pursuant to the general authority conferred by the resolution numbered 6 above as if section 89(1) of the Companies Act did not apply to such allotment, provided that this power shall:

(i) expire on the date of the 2010 Annual General Meeting of the Company, save that the Board of Directors may allot equity securities under this authority after the expiry thereof pursuant to any offer or agreement made by the Company on or before such expiry date pursuant to this authority as if such authority had not expired; and

(ii) be limited to the allotment of equity securities:

(a) in connection with a rights issue or other pre-emptive offer concerning equity securities in the Company where it is, in the opinion of the Board of Directors, necessary or expedient to allot equity securities otherwise than in accordance with section 89 of the Companies Act by reason of the rights attached to any shares or securities of the Company or in relation to fractional entitlements or legal or practical problems under the laws of or the requirements of any recognized regulatory body or stock exchange in any territory; or

(b) pursuant to the terms of any stock option plan or share option scheme or other plan for employees and/or executive or non-executive Directors approved by the Company in a general meeting, up to an aggregate nominal value of £160,258; or

(c) otherwise than pursuant to sub-paragraphs (a) and (b) above, up to an aggregate nominal value not exceeding £641,032.

Our Board of Directors has unanimously approved proposed Resolution 7 and recommends that you vote “FOR” its adoption. An affirmative vote of at least seventy-five percent (75%) of the votes cast at the meeting will be required for adoption of the proposed resolution.

Resolution 8 (Ordinary) Directors’ Remuneration Report

The directors’ remuneration report is included later in this statement. It is designed to comply with United Kingdom requirements introduced by the Directors’ Remuneration Report Regulations 2002 for a report on the remuneration of all directors, both executive and non-executive. The UK regulations require that the directors’ remuneration report should be presented to shareholders who should be invited to approve it by formal resolution. However, the resolution is not binding upon the board.

The report is divided into two parts. Each part contains a section of information that is subject to audit. Details of executive director remuneration are contained in the first part, which was prepared by the human resources committee. Non-executive director remuneration is also described in another part of the report, which was prepared by the company secretary on behalf of the board.

The report has been approved by the board and signed on its behalf by the Chief Executive Officer. The Board of Directors proposes adoption of the following resolution:

Resolution 8:

THAT the directors’ remuneration report for the year ended 31st March, 2005 be approved.

Our Board of Directors has unanimously approved proposed Resolution 8 and recommends that you vote “FOR” its adoption. An affirmative vote of a majority of the votes cast at the meeting will be required for adoption of the proposed resolution.

Directors’ Remuneration Report

The directors’ remuneration report which complies with the requirements introduced by the Directors’ Remuneration Report Regulations 2002, covers all directors, both executive and non-executive.

The report sets out the company’s policy on directors’ remuneration for the year ending 31st March, 2006 and for subsequent years. It has been approved by the board and signed on its behalf by the Chief Executive Officer and will be laid before shareholders at the annual general meeting. The inclusion in the report of remuneration policy in respect of years after the year ending 31st March, 2006 is required by the legislation under which this report is prepared.

The Human Resources Committee, which considers remuneration on behalf of the board, places high value on the independence both of its decision-making processes and of the advice it receives. This independence is intended to enable the Committee to take decisions on executive director remuneration that are designed to align directors’ remuneration with the interests of shareholders while also meeting the imperative of retaining and engaging the calibre of executive talent needed to lead the group.

The group’s commitment to link pay to performance continues. The approach to policy for the year ending 31st March, 2006 will continue to be as for the past several years and will be underpinned by regular monitoring of remuneration policies and levels at competitor companies in the U.S. and Europe. The Committee will continue to review the remuneration plans that apply to executive management to ensure they meet the dual needs of alignment with shareholders’ interests and the retention and engagement of executives.

The Human Resources Committee is able to state its remuneration policy for the year ending 31st March, 2006 with reasonable certainty, but is less certain that this policy will continue without amendment in subsequent years. This is because the Committee considers that a successful remuneration policy needs to be sufficiently flexible to take account of future changes in Danka’s business environment and in remuneration practice. Any changes in policy for years after the year ending 31st March, 2006 will be described in future directors’ remuneration reports, which will continue to be subject to shareholder vote. All statements in this report in relation to remuneration policy for years after the year ending 31st March, 2006 should be read in light of this paragraph.

Full details of the remuneration of the Chairman and Chief Executive Officer for the year ended 31st March, 2005 and all other information about their terms and conditions of employment required under the Directors’ Remuneration Regulations 2002 are set out below.

The Human Resources Committee

Tasks

The Committee’s principal tasks as set out in the Committee’s charter are:

•	to determine on behalf of the board the terms of engagement and remuneration of the Chairman, Chief Executive Officer and any other executive directors and to report on those to the shareholders;

•	to approve the remuneration arrangements of certain senior executives;

•	to monitor the policies being applied in relation to the remuneration of senior executives;

•	to approve the bonus arrangements and payments to executives; and

•	to approve the award of share options.

The Human Resources Committee comprises three non-executive directors and has access, at its discretion, to remuneration consultants and survey information on executive remuneration in comparable companies. In determining the remuneration of top executives, the generally accepted practices on executive remuneration in the geographic markets in which the relevant executives are principally based are taken into account.

Constitution and operation

The Committee members are all non-executive directors. The membership throughout the year ended 31st March, 2005 was: Mr. James L. Singleton, Mr. J. Ernest Riddle and Mr. Erik Vonk. Mr. Singleton was Chairman of the Committee until 29th March, 2005 when Mr. Vonk assumed the role. Like other directors, each member of the Committee is subject to re-election every three years. They have no personal financial interest, other than as shareholders, in the Committee’s decisions. They have no conflicts of interest arising from cross-directorships with the executive directors, nor from being involved in the day-to-day business of the group. The Committee met five times in the period under review.

The board is accountable to shareholders through this report. The Committee will consider the outcome of the vote on this remuneration report and the views of investors will be taken into account by the Committee in its future decisions.

Advice

Advice is provided to the Committee by the Company Secretary’s and General Counsel’s offices and Mr. Keith J. Nelsen (General Counsel), who has been appointed by the Committee as its secretary and special adviser.

The Committee, in consultation with Mr. Nelsen, also appoints external professional advisers to provide specialist advice and services on particular remuneration matters. This allows for a range of external independent opinion to be sourced by the Committee. The Committee assesses the advice it receives, applying its own judgement. Procedures to ensure the independence of advice are subject to annual review.

During the year ended 31st March, 2005, the following people provided advice or services on specific matters to the Committee that materially assisted it in its consideration of matters relating to executive directors’ remuneration:

•	Mr. Jeffrey H. Foster, Senior Vice President and Corporate Controller, provided to the Committee the calculations for performance-related pay which were then subject to independent verification by Mr. Keith J. Nelsen; and

•	Mercer Consulting who, during the year ended 31st March, 2005, have been the Committee’s principal independent advisers on matters of executive directors’ remuneration and stock.

Company Policy on the Executive Directors’ Remuneration

Main principles

The Human Resources Committee’s reward policy seeks to align executive director remuneration with shareholders’ interests and to engage executive talent for the benefit of the group. The main principles of the policy are:

•	the total reward should be set at an appropriate level to reflect the competitive global market in which Danka operates;

•	a substantial amount of the total reward should be linked to the achievement of demanding performance targets;

•	incentives should be aligned with the interests of shareholders. This is achieved through setting performance targets and through the Committee’s policy that each executive director should hold options to acquire shares in the company;

•	the performance targets for executive directors should be comparable with those of other companies in the industry and in the broader marketplace; and

•	the wider scene, including pay and employment conditions elsewhere in the group, should be taken into account especially when determining annual salary increases.

Elements of Executive Directors’ remuneration

Mr. P. Lang Lowrey, III was the Chairman of the board of directors until his resignation from the board with effect from 1st March, 2005. Mr. Todd L. Mavis was appointed as a director and as Chief Executive Officer on 1st April, 2004. Until Mr. Lowrey’s resignation, he and Mr. Mavis were the only executive directors. The current Chairman, Mr. W. Andrew McKenna, is a non-executive.

Executive directors’ total remuneration consists of salary, annual bonus, long-term incentives and other benefits. This reward structure is regularly reviewed by the Committee to ensure that it is achieving its objectives. In the year ending 31st March, 2006, approximately 67% of the Chief Executive Officer’s potential direct remuneration will again be performance related. It is intended that this balance of elements should continue.

Salary

Executive directors receive a fixed sum payable bi-weekly. The Committee may review executive directors’ salaries later in the year ending 31st March, 2006 in conjunction with a survey of appropriate comparator companies. The appropriate survey groups are defined and analysed by external remuneration advisers. Base salaries for executive directors are designed to be generally competitive with other companies in similar industries. Such companies include Xerox, Ikon Office Solutions, Imagistics International and Global Imaging Systems. Actual base salary levels vary from this target level based upon the potential impact of an executive director on the group, the executive director’s skills and experience and individual performance.

Annual bonus

Executive directors are each eligible to participate in an annual performance-based bonus scheme which is based on pre-established performance goals, which are generally determined annually, and, in the year to 31st March, 2005, principally comprised EBIT (earnings before interest expense and taxes), cash flow and revenue targets for the group. In the year ended 31st March, 2005, the bonuses were payable in respect of the first half of the year and quarterly thereafter. The Human Resources Committee reviews and sets bonus targets and levels of eligibility annually. The target level for the Chief Executive Officer in the year to 31st March, 2005 was 67% of base salary with an additional “stretch” bonus of up to 100% of base salary achievable on hitting certain other targets. Discretionary bonuses may be awarded by the Committee but no such awards were made in the year ended 31st March, 2005. The Chief Executive Officer’s potential annual bonus award for the year ending 31st March, 2006 will again be up to 67% of base salary based on a mix of demanding financial targets and other leadership objectives, established at the beginning of the year as set by the Committee.

Long-term incentives

1. Share options

Options may be granted at an exercise price no lower than the market value (as determined in accordance with the plan rules) of a share at the date the option is granted. Options generally vest over three years after grant (one-third each after one, two and three years respectively). They have a life of ten years after grant.

In accordance with the framework approved by shareholders, it is the Committee’s policy to exercise its judgement to decide the number of options to be granted to executive directors, taking into consideration, among other things, Danka’s total shareholder return (“TSR”), in respect of its American Depositary Shares (“ADSs”), compared with the TSR of comparable companies, primarily in the United States.

The level of options awarded is subject to performance. This has the effect of treating share options as a reward both for past performance and as an incentive for future performance (because the participant’s receipt of the option will depend on achieving certain performance targets). Danka operates internationally and the application of performance conditions after grant is not a typical feature of option schemes operated by major international companies based outside the U.K.

2. Cash element

Cash-based long-term incentives were not used in the year ended 31st March, 2005 and the Committee has no present intention to use them in the year ending 31st March, 2006.

Other benefits

•	Benefits and other schemes – The group may provide other benefits (including perquisites) to its senior executives in line with accepted practice in the geographic territories in which they are based. These include the use of acompany car or the provision of a car allowance, health insurance, life insurance and 401(k) plans.

•	Resettlement/relocation allowance – executives may receive a resettlement/relocation allowance for a limited period.

Service Contracts

Policy

The Committee’s policy on service contracts is for them to contain a maximum notice period of one year. The contracts are designed to allow for flexibility to deal with each case on its own particular merits in accordance with the law and policy as they have developed at the relevant time. Compensation to a departing director under the company’s service contract is reduced where performance goals have not been met.

One million dollar limit on deductibility

The U.S. tax deduction the group may claim for non-deferred remuneration paid to its most highly paid U.S.-based executives is limited in a single financial year to $1,000,000, unless the portion exceeding $1,000,000 qualifies as performance-based remuneration under the U.S. tax laws. The Human Resources Committee has determined that it will seek to ensure that all amounts paid to the group’s highest paid U.S. executives in excess of $1,000,000 will generally qualify as performance-based remuneration and be deductible by the group, but will preserve its flexibility to reward executives for performance that increases the value of the group, whether or not such remuneration is deductible by the group.

Remuneration of former Chairman in the year ended 31st March, 2005

The Chairman and Chief Executive Officer positions were split on 1st April 2004. Mr. P. Lang Lowrey, III retained the position of Chairman while Mr. Todd L. Mavis was appointed Chief Executive Officer and was appointed as director.

P. Lang Lowrey, III was the group’s Chairman until his resignation with effect from 1st March, 2005. Under his employment agreement, dated 1st March, 2001 (as amended on 29th March, 2004), in the year ended 31st March, 2005 he was entitled to receive:

•	an annual base salary of $325,000;

•	an annual target bonus based on individual and corporate performance of up to 100% of his base salary;

•	an additional ‘stretch’ bonus based on specified corporate objectives of up to 100% of his base salary;

•	a grant of share options consistent with his position;

•	relocation benefits under the group’s executive relocation plan, including reimbursement for any tax liability related to the sale of his principal residence; and

•	payment of other vested benefits due under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Lowrey did not receive any bonuses in the year to 31st March, 2005, as performance targets were not met. During the year, Mr. Lowrey was paid directors’ fees of nil.

On 1st March, 2001 (the date of his appointment), Mr. Lowrey received a share option grant of 1 million ADSs (equivalent to 4 million ordinary shares) in connection with commencing employment that vest in accordance with the share option plan. Mr. Lowrey exercised 565,219 of the ADS options during the year ended 31st March, 2005. He subsequently received no other grants.

On his resignation, the company agreed to pay Mr. Lowrey a total of $325,000 (£176,133) over the following 12 months. It is also required to provide Mr. Lowrey with:

•	medical, hospitalisation, life and other insurance benefits for Mr. Lowrey and his family for up to two years;

•	immediate vesting of share options with a two year exercise period; and

•	other vested benefits payable to Mr. Lowrey under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Lowrey is required to comply with worldwide non-compete provisions for two years following his resignation and has agreed to standard confidentiality terms.

Chief Executive Officer

Todd L. Mavis

Mr. Mavis has an employment agreement with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company. The employment agreement, which was amended with effect from 1st April 2004, provides for:

•	an annual base salary of not less than $500,000;

•	an annual target bonus based on individual and corporate performance of up to 67% of base salary;

•	eligibility for additional bonuses based on the group’s performance bonus plan;

•	share option grants consistent with Mr. Mavis’s position; and

•	payment of other vested benefits due to Mr. Mavis under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Mavis received bonuses of £nil in respect of achievement of performance goals under the 2005 bonus schemes. During the year, Mr. Mavis was paid directors’ fees of £nil.

Mr. Mavis’s employment is terminable by either party upon 60 days’ written notice, if without cause. In the event that Mr. Mavis’s employment is terminated other than by reason of his death or by the company for cause, the company will be required to provide Mr. Mavis with:

•	a termination payment, in an amount equal to twice his base salary, payable in installments over a twelve month period;

•	a proportionate amount of any performance bonus that would have been payable to him for the financial year in which termination occurs, but only if the relevant targets have been met;

•	medical, hospitalisation, life and other insurance benefits for him and his family for up to two years after the termination date;

•	immediate vesting of share options with a two year exercise period; and

•	other vested benefits payable to him under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Mavis is required to comply with worldwide non-compete and confidentiality provisions for two years following termination of employment.

Mr. Mavis and the company also entered into a change of control agreement on 1st November, 2001, which provides that, if Mr. Mavis’s employment with the company is terminated without cause (except in certain circumstances) or he terminates his employment for “good reason”, in either case within two years after a “change of control”, then Mr. Mavis will be entitled to receive certain benefits, including the immediate exercisability of his share options for three years after termination. The other benefits include a lump sum cash payment in an amount equal to two times base salary, a pro rata annual bonus, an amount equal to two times the annual bonus for the financial year of termination and continued welfare coverage for up to 12 months.

Comparison of cumulative five year total shareholder return

The following is a performance graph of the company’s total shareholder return (“TSR”) in respect of its Ordinary shares compared to the FTSE 350 index and three of the company’s peers, Global Imaging Systems, Ikon Office Solutions, and Xerox. The FTSE index is used as the company’s U.K. market capitalisation has fallen within this index for part of the period shown in the graph below. TSR is the growth in share value and declared dividend income during the relevant period. In calculating TSR, dividend income is assumed to be reinvested in the underlying shares.

Non-executive directors’ remuneration

Remuneration payable to the non-executive directors (with the exception of the current Chairman, Mr. W. Andrew McKenna) is determined by the board as a whole and is reviewed annually. The remuneration of the Chairman is determined by the Human Resources Committee. The policy of the board in determining non-executive director remuneration is to align the interests of the non-executive directors with the company’s shareholders and to provide for an appropriate level of remuneration to recruit and retain non-executive directors of a suitably high calibre for the company. To this end, the current remuneration arrangements for non-executive directors include both cash and share elements. However, non-executive directors may not hold share options.

Arrangement

The non-executive directors, excluding the Chairman, receive:

•	an annual sum of $30,000 (£16,250);

•	an annual grant of restricted shares under the Danka 2002 Outside Director Stock Compensation Plan (“the Plan”) with a fair market value at the date of grant of $30,000 (£16,250);

•	$1,500 (£800) for each board of directors or committee meeting attended in person, together with reimbursement for expenses in connection with such attendance, and $750 (£400) for attendance at telephonic board and committee meetings; and

•	if a chairman of a committee of the board of directors, an additional sum of $500 (£270) per committee meeting.

The remuneration of the current Chairman, Mr. W. Andrew McKenna, is identical to other non-executive directors except that he receives an annual sum of $80,000 (£43,400), paid quarterly in arrears rather than the amount of $30,000 paid to the other non-executive directors.

The Plan was approved by shareholders on 22nd October, 2002. The shares issued under the Plan are granted in one annual instalment on the date of the company’s annual general meeting or as soon thereafter as permitted by applicable law and regulation. Shares issued under the Plan are “restricted shares” and generally vest on the first anniversary of the date of grant if the recipient is still a director on that date. Vesting is subject to acceleration in certain circumstances, including at the discretion of the board. The total number of securities in respect of which awards may be made under the Plan is 2,000,000 Ordinary Shares, equivalent to 500,000 ADSs. As at 31st March, 2005, 480,396 Ordinary shares, represented by 120,099 ADSs, had been issued under the Plan.

At the company’s 1996 Annual General Meeting, shareholders approved the implementation of a share option scheme for non-executive directors. This provided for the award of 10,000 Ordinary shares to a non-executive director on joining the board and an annual award of options to subscribe for 2,000 Ordinary shares thereafter. In order to bring the group into line with U.K. corporate governance guidelines in relation to option grants to non-executive directors, all non-executive directors have waived their entitlements to acquire options and shares under this scheme.

Directors’ remuneration

Name of Director	Fees and other emoluments £	Basic Salary £	Bonus £	Benefits £	Total 2005 £	Total 2004 £
Executive
P. Lang Lowrey, III	—	357,685	—	—	357,685	1,210,445
Todd L. Mavis	—	270,973	—	—	270,973	—
Non-executive:
Kevin C. Daly	48,640	—	—	—	48,640	52,600
David J. Downes	10,568	—	—	—	10,568	—
Jaime W. Ellertson	41,865	—	—	—	41,865	47,453
Michael B. Gifford	47,149	—	—	—	47,149	51,122
Richard M. Haddrill	44,898	—	—	—	44,898	47,428
Christopher B. Harned	—	—	—	—	—	—
W. Andrew McKenna	60,292	—	—	—	60,292	55,407
J. Ernest Riddle	57,175	—	—	—	57,175	66,340
James L. Singleton	—	—	—	—	—	—
Erik Vonk	49,588	—	—	—	49,588	6,747
C. Anthony Wainwright	—	—	—	—	—	25,487

Aggregate emoluments	360,175	628,658	—	—	988,833	1,563,029

Mr. Lowrey was Chief Executive Officer until 31st March, 2004 and Chairman from January 2002 to 1st March, 2005. His basic salary includes $325,000 (£176,133) which the company has agreed to pay over the 12 months following Mr. Lowrey’s resignation.

During the year, the excess on options exercised by Mr. Lowrey (the only director to exercise options during the year) amounted to £696,779 (2004—nil). This is excluded from the above table.

Benefits included the provision of life insurance coverage and payment of temporary living and relocation expenses (2004— £509,517, which included £471,308 being the amount paid to the independent relocation company for the difference between the appraised value/purchase price of Mr. Lowrey’s former home prior to relocation and the actual sales price upon its resale, as well as any carrying costs and expenses related to the resale of the home).

Mr. Mavis has no remuneration for the year ended 31st March, 2004 per the above table as he was appointed as a director on 1st April, 2004.

Executive directors’ bonuses

Discretionary bonuses in the year to 31st March, 2005 totalled £nil (2004—£88,652). Bonuses totalling £nil (2004—£228,115) were annual incentive awards based on pre-established performance goals.

Share options

The aggregate emoluments disclosed above do not include any amounts for the value of options to subscribe for ADSs (each of which is equivalent to four Ordinary shares in the company) granted to or held by the directors. Details of the options (for which there are no performance criteria relating to their exercise) as noted above to subscribe for ADSs held during the year by directors who held office at 31st March, 2005 are as follows:

Director:	As at 1st April, 2004	Granted/ (Cancelled)	As at 31st March, 2005	Date of Grant	Exercise Price
Todd L. Mavis	400,000	—	400,000	9th Aug, 2001	$0.88
	25,000	—	25,000	8th Feb, 2002	$1.88
	40,000	—	40,000	29th Nov, 2002	$3.96
	40,000	—	40,000	4th Sep, 2003	$2.42
	—	300,000	300,000	9th Aug, 2004	$3.95

	505,000	300,000	805,000

401,166 of Mr. Mavis’ options are currently exercisable. Mr. Mavis’ options expire ten years after the date of grant. The closing market price of an ADS on 31st March, 2005 was $1.60. Between 1st April, 2004 and 31st March, 2005, the highest market price and lowest market price for an ADS were $4.89 and $1.34 respectively.

Danka 2002 Outside Director

Stock Compensation Plan

The aggregate emoluments disclosed above include the entitlement of the non-executive directors (other than Mr. Singleton and Mr. Harned) to receive ADSs pursuant to the 2002 Outside Director Stock Compensation Plan. The number of ADSs issued in the years ended 31st March, 2005 and 31st March, 2004 were as follows:

Directors:	Year to 31st March, 2005	Year to 31st March, 2004
Kevin C. Daly	7,812	—
David J. Downes	—	—
Jamie W. Ellertson	7,812	—
Michael B. Gifford	7,812	—
W. Andrew McKenna	7,812	—
J. Ernest Riddle	7,812	—
Erik Vonk	5,859	—

The shares issued in the year to 31st March, 2005, vested on 7th September, 2005.

Directors’

Interests

The directors’ beneficial interests in the Ordinary share capital of the company are set out below:

	At 31st March
	2005	2004
Kevin C. Daly	70,208	38,950
David J. Downes	—	—
Jamie W. Ellertson	66,960	35,712
Michael B. Gifford	86,208	54,960
Christopher Harned	60,000	—
Todd L. Mavis	176,800	—
W. Andrew McKenna	70,208	38,960
J. Ernest Riddle	90,208	58,960
James L. Singleton	40,000	40,000
Erik Vonk	23,436	—

James L. Singleton and Christopher B. Harned are the Vice Chairman and Managing Director of The Cypress Group LLC respectively, which has an interest in Participating shares which are convertible into Ordinary shares as discussed in the Directors’ Report. Both disclaim beneficial ownership of such shares.

There have been no changes in the number of options held, nor the holdings shown above since the year end until the date of the signing of the Directors’ Report. The directors’ interests shown above include the total number of ADSs (one ADS is equivalent to four Ordinary shares) issued to non-executive directors under the Danka 2002 Outside Director Stock Compensation Plan.

The directors’ remuneration report was approved by the board on 3rd August, 2005 and signed on its behalf by:

W. Andrew McKenna, Chairman	Todd L. Mavis, Director

MANAGEMENT

Directors and Executive Officers

The table below contains information regarding our current directors and executive officers and the current directors and executive officers of our primary operating subsidiaries. The executive officers serve at the pleasure of the respective boards of directors.

Name	Age	Position(s)	Financial Expert	Nominations Committee Member		Audit Committee Member		Human Resources Committee Member		Director’s Rotation
Todd L. Mavis	44	Chief Executive Officer and Director	—	—		—		—		2007
W. Andrew McKenna	59	Chairman	—	—		—		—		2005
Kevin C. Daly	60	Director	—	—		X		—		2005
David Downes	59	Director	X	—		X				2005
Jaime W. Ellertson	47	Director	—	X	[c]	—		—		2006
Michael B. Gifford	69	Director	—	X		X	[c]	—		2007
Christopher B. Harned	42	Director	—	—		—		—		2005
J. Ernest Riddle	63	Director	—	—		—		X		2006
James L. Singleton	49	Director	—	X		—		X		2006
Erik Vonk	52	Director						X	[c]	2007
Paul G. Dumond	50	Secretary	—	—		—		—		—
James F. Anderson	51	Senior Vice President and Corporate Controller	—	—		—		—		—
Keith J. Nelsen	41	General Counsel and Chief Administrative Officer	—	—		—		—		—
Michael C. Wedge	45	Chief Operating Officer, Danka Americas
Donald W. Thurman	59	Chief Marketing Officer	—	—		—		—		—
Peter Williams	52	President and Chief Operating Officer, Danka Europe/Australia
Edward Quibell	58	Chief Financial Officer	—	—		—		—		—

C – Chairman of the Committee

Todd L. Mavis. Mr. Mavis was appointed our chief executive officer and director effective April 1, 2004. From July 2001 through March 2004, Mr. Mavis served as president of our U.S. business unit. From 1997 to 2001, Mr. Mavis was executive vice president of Mitchell International, a leading information provider and software developer for insurance and related industries. From 1996 to 1997, Mr. Mavis was senior vice president—worldwide sales and marketing of Checkmate Electronics, Inc, a Nasdaq National Market listed company. For the last 16 years, Mr. Mavis has been involved in the information technology industry and has been heavily involved in the re-engineering of several companies, including Attachmate and Memorex Telex.

W. Andrew McKenna. Mr. McKenna was appointed as a director in February 2002, and as Chairman in March 2005. Mr. McKenna was the president and director of SciQuest.com, a Nasdaq National Market listed company, from December 1999 to December 2000. Mr. McKenna served from 1990 to 1999 in a variety of roles for Home Depot, most recently as senior vice president, strategic business development and import/logistics. Mr. McKenna also spent 16 years with Deloitte & Touche, with the last 10 years as a partner. Mr. McKenna also serves on the board of directors of Auto Zone, Inc., a New York Stock Exchange listed company.

Kevin C. Daly. Dr. Daly was appointed as a non-executive director to our board of directors in January 2002. From July 2002 until June 2005 Dr Daly was the chief executive officer of Avamar Technologies Inc., a data protection solutions company. He was previously chief technical officer of Quantum Corporation’s Storage Solutions Group, and prior to that he was chief executive officer of ATL Products, Inc from its foundation in 1993 until 2001. Dr. Daly also served as chief technical officer of Odetics, Inc. from 1985 until ATL’s separation from Odetics in 1997.

David Downes. Mr. Downes was appointed as a non-executive director to our board of directors in January 2005 and is a financial expert pursuant to Item 401(h)(2) of Regulation S-K. Mr. Downes has been the Finance Director of Shanks Group PLC since 1993. He has previously held Finance Director positions with Hunter Saphir PLC, MBS PLC and with the brewing division of Grand Metropolitan PLC and trained as a management accountant with Chrysler in Detroit before taking up financial management positions in their European operations and then held various controllerships within Air Products Europe. Mr. Downes is an engineering graduate of Kings College, London University and obtained his MBA from Stanford University, California. He is also a Fellow of both the Chartered Institute of Management Accountants and the Association of Corporate Treasurers.

Jaime W. Ellertson. Mr. Ellertson was appointed to our board of directors in November 2002. He served as chief executive officer of S1, a Nasdaq National Market listed software company, from November 2000 until July 2005. Prior to joining S1, Mr. Ellertson served as executive vice president and general manager of worldwide strategic operations for BroadVision, Inc., a provider of self-service applications, from April 2000 until November 2000. From January 1997 until April 2000, Mr. Ellertson held the executive positions of chairman of the board and chief executive officer of Interleaf, Inc., a Nasdaq listed provider of software tools for e-content management that was acquired by Broadvision, a Nasdaq National Market listed software company. Mr. Ellertson is a director of Trigo Technologies, Inc., a privately held software company and Apropos Technology, Inc., a Nasdaq National Market listed software company.

Michael B. Gifford. Mr. Gifford was appointed to our board of directors in September 1999. He was chairman of our board of directors from March 1, 2001 to January 13, 2002. Mr. Gifford was our interim chief executive officer from October 2000 to February 2001. From 1983 through 1996, Mr. Gifford was group chief executive of the Rank Organization Plc, a London based leisure and entertainment conglomerate and the joint venture partner for Xerox operations outside the Americas. During that period, he served as the Rank representative on the Rank Xerox board. Mr. Gifford also served on the board of directors of English China Clays Plc from 1992 to 1999. He is currently a director and Chairman of the Audit Committee of The Gillette Company, a New York Stock Exchange listed global consumer products company.

Christopher B. Harned. Mr. Harned was appointed as a director in March 2002. Mr. Harned has been a managing director of The Cypress Group L.L.C., a private equity fund, since November 2001. From 1985 to 2001, Mr. Harned was with Lehman Brothers, most recently as head of the Global Consumer Products Merger and Acquisitions division. Mr. Harned also served as a member of Lehman Brothers’ Investment Banking Business Development Committee. Mr. Harned also serves on the board of directors of the Meow Mix Company. Mr. Harned was designated by the owners of the participating shares as their nominee to serve on the board of directors.

J. Ernest Riddle. Mr. Riddle was appointed as a director in January 1998. From March 1997 to July 1999, Mr. Riddle was president and chief operating officer of Norrell Services, Inc., an outsourcing information technology and staffing services company based in Atlanta, Georgia. Before joining Norrell, Mr. Riddle spent four years with Ryder System, Inc., a logistics and transportation group, serving as President, Ryder Logistics International Group. Mr. Riddle served Xerox Corporation for 26 years in a variety of positions which included Vice President of Marketing and Vice President of Field Operations for the United States operations and Vice President of Marketing and Sales for the European operations. Mr. Riddle serves on the board of directors of AirNet Systems, Inc, a provider of time-sensitive small package delivery services. He also serves as a director and Chairman of the Audit Committee of Loyalty Point, Inc.

James L. Singleton. Mr. Singleton was appointed as a director in December 1999. In 1994 Mr. Singleton formed The Cypress Group LLC, a private equity fund, and currently serves as president. Previously, Mr. Singleton was a managing director in Lehman Brothers’ Merchant Banking Group. Mr. Singleton serves on the board of directors of WESCO International Inc., ClubCorp Inc., HomeRuns.Com, Inc. and L.P. Thebault Company. Mr. Singleton was designated by the owners of the participating shares as their nominee to serve on the board of directors.

Erik Vonk. Erik Vonk was appointed as a director in February 2004. Mr. Vonk was elected to the board of the CBRL Group, Inc. in August 2005, and also has served as chairman of the board of directors and chief executive officer of Gevity, a Nasdaq National Market listed services company since April 2002. Mr. Vonk was retired from February 2001 to April 2002. Mr. Vonk was formerly president and chief executive officer of Randstad North America from 1992 through 2001, a subsidiary of Randstad Holding NV, a worldwide staffing services provider, where he was responsible for organizing the North American operations. In addition, Mr. Vonk served as a member of the Executive Board of Bank Cantrade AG from 1989 to 1992.

Paul G. Dumond. Mr. Dumond has been our company secretary since March 1986. He has been an Associate of the Institute of Chartered Accountants of England and Wales since 1981. Mr. Dumond is a non-executive director of Mid-States PLC, a cash shell, and was formerly a non-executive director of Redbus Interhouse PLC which provides internet co-location services. He is a shareholder of Nautilus Management Limited and was formerly a director of that company.

James F. Anderson. Mr. Anderson was appointed Senior Vice President and Corporate Controller in April 2005. Prior to that, he served as our Vice President and Assistant Controller since joining the Company in April 2004. Prior to joining Danka, Mr. Anderson was the Vice President and Corporate Controller of Sunterra Corporation. Prior to that he was a partner with KPMG. Mr. Anderson holds both a Masters of Accounting and Bachelors in Accounting from the University of Alabama.

Keith J. Nelsen. Mr. Nelsen was appointed Senior Vice President and General Counsel in June 2000 and as Chief Administrative Officer in January 2003. From 1997 to June 2000, Mr. Nelsen served as our associate general counsel. From 1995 to 1997, Mr. Nelsen served as vice president and associate general counsel at Nordic Track, Inc., a manufacturer and distributor of fitness equipment.

Michael C. Wedge. Mr. Wedge was appointed President of our Americas group in April 2004. Prior to joining Danka in 2003, Mr. Wedge worked for Oracle Consulting for fourteen years as a Vice President responsible for Oracle’s National Material Handling and Logistics business unit, among other responsibilities. Prior to Oracle, Mr. Wedge worked in the IT consulting field with organizations such as Battelle Memorial Institute, ORI Calculon, Amtrack Railroad, United Parcel Service and both the Civilian and DOD agencies of the Federal Government. Mr. Wedge holds a Bachelor of Science in Business Administration from the University of Maryland.

Donald W. Thurman. Mr. Thurman joined Danka in January 2002 and currently serves as executive vice president and chief marketing officer. From July 2001 to January 2002, Mr. Thurman was chief executive officer of eMag Solutions LLC, a privately-owned international data storage solutions company. Mr. Thurman also served from 1995 to 2000 in a variety of roles with Anacomp, Inc., most recently as executive vice president and chief operating officer.

Peter Williams. Dr. Williams joined us in 2001 and currently serves as President and Chief Operating Officer of our European and Australian operations. Dr. Williams served from 1986 to 2001 in a variety of roles for Anacomp, Inc., most recently as executive vice president in charge of the International Document Solutions division.

Edward Quibell. Mr. Quibell joined us in August 2005 and currently serves as our chief financial officer. Previously Mr. Quibell held key senior management positions, including CFO, Senior Vice President of M&A and Business Development, and Managing Director of European Operations, with Manhattan Associates, Inc., a global leader in supply chain solutions. Prior to that, he served as VP and CFO of CoreNet Services, Inc., a telecommunications infrastructure company. He gained extensive international experience as President of International Operations for First Data Health Systems and held various positions with NCR Information Imaging and the RTZ Corporation.

Board Committees and Meetings

Our Articles of Association set the size of our Board of Directors at not less than two persons. Our Board of Directors currently consists of ten members who serve pursuant to our Articles of Association.

We adopted a code of ethics for all of our employees’ including our principal executive officers and senior financial officers. The code of ethics is posted on our website http://www.danka.com/CodeofBusinessConduct.asp. Any amendments to the code of ethics will also be posted on our website http://www.danka.com within five business days following the date of the amendment in lieu of filing Form 8-K.

Two directors are nominated by the owners of the convertible participating shares. Currently such director-nominees are Mr. Singleton and Mr. Harned. The directors elected by the owners of the participating shares are elected by the affirmative vote of a majority of the votes cast at a class meeting of the owners of those shares. The quorum for the class meeting is two persons holding or representing by proxy at least one-third in nominal value of the participating shares in issue. Our articles of association provide that, subject to the following exception, the owners of the participating shares are entitled to appoint two directors so long as they hold, in aggregate, voting shares (including participating shares) that represent at least ten percent of the total voting rights. The owners of participating shares are entitled to appoint one participating share director if they own, in aggregate, voting shares representing less than ten percent but more than five percent of the total voting rights.

The owners of the participating shares are entitled to appoint a maximum of one participating share director if:

•	the Cypress Group LLC or its affiliates transfer participating shares to a person who is not an affiliate of them without the consent of our Board of Directors (which consent is not to be unreasonably withheld); and

•	as a result the Cypress Group LLC and its affiliates hold in aggregate less than 50.01 percent of the participating shares in issue.

Each committee of the Board of Directors must include at least one director appointed by the owners of the convertible participating shares, except as prohibited by applicable law or regulation. The right of the owners of the convertible participating shares to elect the convertible participating share directors is in addition to their right to vote with other shareholders on the appointment of directors generally.

Each director is required to retire from office at the third annual general meeting after his appointment or, if earlier, the annual general meeting which falls in the third calendar meeting after his appointment. In addition, directors may stand for re-election or be appointed by the Board of Directors. Directors appointed by the Board of Directors will hold office only until the next following annual general meeting of shareholders, when they are eligible for re-election. Any director must retire at the first annual general meeting which takes place after the director reaches the age of 70 and annually thereafter.

There is no understanding regarding any of our executive officers or directors or any other person pursuant to which any executive officer or director was, or is, to be elected or appointed to such position except for the directors appointed by the owners of the participating shares.

No executive officer or director is related to any other executive officer or director.

Our Board of Directors held sixteen (16) meetings (including conference calls) during our fiscal year 2005. Of the sixteen meetings, four (4) were held to authorize the allotment of shares (as required by English law) in connection with our obligation to pay convertible participating share dividends, five (5) were financial and business reviews, two (2) for the block listing of shares under the 1996 and 1999 share option plans, one (1) for awards under the 2002 Outside Director Stock Compensation Plan, one (1) for the approval of the 2004 proxy statement and summary financial statements, one (1) for approval of appointment of alternate director, one (1) for the election of a non-executive director, and one (1) for the election of the Chairman. Each of those board meetings was attended by a minimum of two directors, the quorum for a board meeting. Of those individuals invited, all participated in those meetings. All of our directors attended seventy-five percent (75%) or more of the remaining meetings of the board and of each committee of which he is a member.

Nominations Committee

The Nominations Committee, which is comprised of three independent directors (as independence is defined under the NASDAQ listing standards), acts as a screening and nominating committee for candidates considered for election to the Board. In this capacity it concerns itself with the composition of the Board with respect to depth of experience, balance of professional interests, required expertise and other factors. The Committee evaluates prospective nominees identified on its own initiative or referred to it by other Board members, management, stockholders or external sources and all self-nominated candidates. The Committee uses the same criteria for evaluating candidates nominated by stockholders and self-nominated candidates as it does for those proposed by other Board members, management and search companies. To be considered for membership on the Board, a candidate must meet the following criteria, which are also set forth in the Policies of the Board: (a) be of proven integrity with a record of substantial achievement; (b) have demonstrated ability and sound judgment that usually will be based on broad experience; (c) be able and willing to devote the required amount of time to the Company’s affairs, including attendance at Board meetings, and Board committee meetings; (d) possess a judicious and critical temperament that will enable objective appraisal of management’s plans and programs; and (e) be committed to building sound, long-term Company growth. Evaluation of candidates occurs on the basis of materials submitted by or on behalf of the candidate. If a candidate continues to be of interest, additional information about her/him is obtained through inquiries to various sources and, if warranted, interviews.

A stockholder may recommend a person as a nominee for director by writing to the Secretary of the Company., Each notice of nomination should contain the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

The Nominations Committee met two (2) times in fiscal year 2005. The members of the Nominations Committee are Jaime W. Ellertson (chairman), Michael Gifford and James L. Singleton.

The Nominations Committee Charter, the Company’s Articles of Association and the Policies of the Board are available on the Company’s website at http://www.danka.com.

Audit Committee

The functions of our audit committee are to recommend annually to our Board of Directors the appointment of our independent public accountants (Registered Auditor), discuss and review the scope and the fees of the prospective annual audit, review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with our existing major accounting and financial policies, review our financial statements, review the adequacy of our financial organization, review management’s procedures and policies relative to the adequacy of our internal accounting control, monitor compliance with relevant laws relating to accounting practices and review and approve transactions, if any, with affiliated parties. The audit committee met thirteen (13) times in our fiscal year 2005.

The audit committee also reviews the systems and procedures for direct communication between the audit committee and internal accounting staff and the auditors. Further information regarding our audit committee is set out in the Audit Committee Report below. The members of the audit committee are Kevin C. Daly, Michael B. Gifford (chairman), and David J. Downes. The board has determined that Mr. Downes has been identified as an Audit Committee financial expert. The board made a qualitative assessment of Mr. Downes’ level of knowledge and experience based on a number of factors, including his formal education and experience as a senior executive with overall financial responsibility for various companies. Mr. Downes is considered independent pursuant to Item 401(h)(1)(ii) of Regulation S-K, and all of the audit committee members are considered to be independent as defined under Nasdaq listing standards.

Our Board of Directors and audit committee reviewed the composition of the audit committee, its scope of responsibilities and duties and its charter in light of the recent changes and proposed changes to law, regulation and best practice as applicable to audit committees. The remit of the Audit Committee is set out in the Audit Committee Charter originally issued in October 2003 and updated on 17th May, 2005. The Charter is reviewed by the Committee annually and any changes are recommended to the board for approval.

Human Resources Committee

The function of our human resources committee, which is composed of independent outside directors, is to review and approve annual salaries and bonuses for the chairman, executive directors and certain officers and to review, approve and/or generally recommend to our Board of Directors the terms and conditions of periodic stock option grants and employee benefit plans or changes thereto. The human resources committee met five (5) times in fiscal year 2005. The members of the human resources committee are James L. Singleton, J. Ernest Riddle and Erik Vonk (chairman).

Shareholder Communication with the Board of Directors

The Company’s Board of Directors, including a majority of the Company’s independent directors, has adopted a formal process by which shareholders may communicate with the Board or any of its directors. Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, or to the Board or to the independent directors generally, in care of Danka Business Systems PLC, Attention Keith J. Nelsen, 11101 Roosevelt Boulevard, St. Petersburg, Florida 33716. If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, to the Chair of the Audit Committee, Human Resources Committee or Nominations Committee. Shareholders may also contact the Board of Directors, Audit Committee, Human Resources Committee or Nominations Committee via telephone, electronic mail or the Web, as further described on the Company’s website at www.danka.com.

Board of Directors’ Attendance at Annual General Meetings

The Company currently does not have a policy with regard to board members’ attendance at annual meetings of shareholders. One board member was in attendance, and one alternate director acted as Chairman at the 2004 annual general meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of September 15, 2005, information as to the beneficial ownership of our ordinary shares by:

•	each person known to us as having beneficial ownership of more than five percent (5%) of our equity securities;

•	each director;

•	each “named executive officer” as defined in Item 402(a)(3) of Regulation S-K under the Exchange Act; and

•	all of our directors and executive officers as a group.

	Shares Beneficially Owned as of September 15, 2005 (2)
Name of Beneficial Owner (1)	Number of Ordinary Shares (12)	ADS Equivalent	Percent
Holdings of greater than 5 percent
Cypress Associates II LLC (3)	93,175,488	23,293,872	26.18%
Holdings by Directors, Named Executive Officers and all Directors and Executive Officers as a Group
Kevin C. Daly	119,608	29,902	*
David Downes	46,264	11,566
Jaime W. Ellertson	116,360	29,090	*
Michael B. Gifford	135,608	33,902	*
Christopher B. Harned	60,000	15,000	*
W. Andrew McKenna	119,608	29,902	*
J. Ernest Riddle	139,608	34,902	*
James L. Singleton (4)	93,215,488	23,303,872	36.65%
Erik Vonk	72,836	18,209	*
James F. Anderson (5)	21,332	5,333	*
Paul G. Dumond (6)	300,000	75,000	*
Todd L. Mavis (7)	1,947,912	486,978	*
Keith J. Nelsen (8)	668,124	167,031	*
Donald W. Thurman (9)	383,740	95,935	*
Michael C. Wedge (10)	273,868	68,467	*
Peter Williams (11)	1,095,380	273,845	*
Edward Quibell	—	—
All directors and executive officers as a group (17 persons)			38.81%

(*)	Represents less than one percent (1%) of the share capital.

(1)	Except for Messrs. Anderson, Dumond, Nelsen, Thurman, Wedge, Quibell and Dr. Williams all of the listed individuals are currently directors. Messrs. Mavis , Wedge, Quibell and Dr. Williams are executive officers.

(2)	Except as otherwise indicated, all ordinary shares and ADSs are held of record with sole voting and investment power.

(3)	Consists of:

•	273,879 convertible participating shares which are convertible, as of September 15, 2005, into 88,556,856 ordinary shares, beneficially owned by Cypress Merchant Banking Partners II L.P.;

•	11,642 convertible participating shares which are convertible, as of September 15, 2005, into 3,764,360 ordinary shares, beneficially owned by Cypress Merchant Banking II C.V.; and

•	2,642 convertible participating shares which are convertible, as of September 15, 2005, into 854,272 ordinary shares, beneficially owned by 55th Street Partners II L.P.

Cypress Associates II LLC, as well as James A. Stern, Jeffrey P. Hughes, James L. Singleton and David P. Spalding (each a “Managing Member” of Cypress Associates II LLC), may be deemed to beneficially own these shares. However, Cypress Associates II LLC and each Managing Member disclaim beneficial ownership. The share and percentage ownership figures are calculated at the conversion rate as of September 15, 2005 of 323.343 ordinary shares for each convertible participating share. The principal business and office address of Cypress Associates II LLC and the Managing Members is 65 East 55th Street, New York, NY 10022.

(4)	Includes 288,163 convertible participating shares which are convertible, as of September 15, 2005, into 93,175,488 ordinary shares beneficially owned by affiliates of Cypress Associates II LLC. Mr. Singleton is Vice Chairman of The Cypress Group LLC. See note 3 above. Mr. Singleton disclaims beneficial ownership of such shares.

(5)	Includes options held by Mr. Anderson to purchase 3,333 ADSs, equivalent to 13,332 ordinary shares, all of which are currently exercisable or exercisable within 60 days of September 15, 2005.

(6)	Includes options held by Mr. Dumond to purchase 75,000 ADSs, equivalent to 300,000 ordinary shares, all of which are currently exercisable or exercisable within 60 days of September 15, 2005.

(7)	Includes options held by Mr. Mavis to purchase 442,778 ADSs, equivalent to 1,771,112 ordinary shares, all of which are currently exercisable or exercisable within 60 days of September 15, 2005.

(8)	Includes options held by Mr. Nelsen to purchase 152,500 ADSs, equivalent 610,000 ordinary shares, all of which are currently exercisable or exercisable within 60 days of September 15, 2005.

(9)	Includes options held by Mr. Thurman to purchase 90,000 ADSs, equivalent to 360,000 ordinary shares, all of which are currently exercisable or exercisable within 60 days of September 15, 2005.

(10)	Includes options held by Mr. Wedge to purchase 66,667 ADSs, equivalent to 266,668 ordinary shares, all of which are currently exercisable or exercisable within 60 days of September 15, 2005.

(11)	Includes options held by Dr. Williams to purchase 259,667 ADSs, equivalent to 1,038,668 ordinary shares, all of which are currently exercisable or exercisable within 60 days of September 15, 2005.

(12)	At September 15, 2005 a total of 254,673,788 ordinary shares were outstanding. Pursuant to the rules of the SEC, ordinary shares or ADSs that a person has a right to acquire within 60 days of the date hereof pursuant to the exercise of stock options or the conversion of our participating shares are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

On September 15, 2005, The Bank of New York, as depositary for our ADS program, held 51,445,584 ordinary shares representing 81% of the ordinary shares in issue.

Equity Compensation Plan Information

The following table provides a summary of all equity compensation plans and individual compensation arrangements (whether with employees or non-employees, such as directors, consultants, advisors, vendors, customers, suppliers and lenders), in effect as of March 31, 2005.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,557,703	$3.50	9,750,742
Equity compensation plans not approved by security holders	—	—	—

Total	7,557,703	$3.50	9,750,742

Note: All figures for numbers of securities in the table are for ADSs.

The information contained in the following sections “Report of the Human Resources Committee”, “Performance Graph” and “Report of the Audit Committee” is not deemed to be “Soliciting Material” or to be “Filed” with the United States Securities and Exchange Commission or subject to Regulation 14A under the United States Securities Exchange Act of 1934, or to the liabilities of Section 18 of the United States Securities Exchange Act of 1934.

REPORT OF THE HUMAN RESOURCES COMMITTEE

Compensation Philosophy

The guiding philosophy of our executive compensation program is to:

•	provide an industry-competitive program with emphasis on incentive pay which links pay to performance, both long and short term, and

•	ensure that executive compensation over time closely reflects long term shareholder return.

Compensation of our top executives is reviewed and approved by our human resources committee, which, at the end of fiscal 2005 was comprised of three non-employee directors. The human resources committee has access, at its discretion, to compensation consultants and survey information on executive compensation in comparable companies. In determining the compensation of top executives, the generally accepted practices on executive compensation in the geographic markets in which they are principally based are taken into account.

Compensation Elements

There are three elements to our executive compensation program:

•	base salary, other benefits and relevant perquisites,

•	annual incentives, and

•	long term incentives—currently executive share options, stock appreciation rights and restricted share programs.

Base salary

Base salaries for our senior executives are designed to be generally competitive with other companies operating in our industry, related industries or with head offices geographically close to our own. Such companies include Xerox, Ikon Office Solutions, Imagistics International and Global Imaging Systems, Inc. We did not include Pitney Bowes in the peer group shown in the performance graph contained in this document because only a part of its business is similar to our own and we do not believe that it is one of our direct competitors.

Actual base salary levels vary from this target level based upon the potential impact of the individual executive, the skills and experience that the executive brings to the job and the individual’s performance.

Further details of other benefits and perquisites provided are given below.

Annual and long term incentives

Annual performance based incentive compensation for executives, including our chief executive officer, which is based on pre-established performance goals, which are determined annually, and, in the year to March 31, 2005, principally comprised of EBIT (earnings before interest and taxes), and strategic growth initiative targets. The bonuses are payable quarterly in cash. Certain executives are eligible for incentive compensation based on business unit operating performance. In addition, performance compensation may be earned for achievement of personal goals as approved by the human resources committee. The maximum annual incentives for executives range from 50% to 200% of base salary based on performance metrics that are pre-determined or approved by the human resources committee.

Long term incentive compensation currently consists mainly of the award of stock options. The number of stock options awarded to an executive is based on the executive’s position within the organization. Option grants are typically considered each financial year. Stock options to individuals are effectively limited under the current rules of our stock option plans to awards of options to acquire up to 4,000,000 ordinary shares (or the equivalent thereof in ADSs) in total in any five-year period. Stock options are granted at the fair market value on the date of the grant, have a 10-year maximum term and may generally be exercised as to one-third of the number of shares one year after the date of grant, the next one-third two years after the date of grant, and the final one-third three years after the date of the grant (although certain options have been granted on different vesting terms which generally provide for accelerated vesting in the achievement of certain performance objectives).

Other benefits

We may provide other benefits (including perquisites) to our senior executives in line with accepted practice in the geographic territories in which they are based. These include the use of a company car or the provision of a car allowance, health insurance, life insurance and 401(k), or other local pension plans.

2006 Compensation for the Chief Executive Officer and Chairman of the Board – See Remuneration Report above.

In determining Mr. Mavis’s 2006 base salary, the Committee will review his accomplishments and develop an evaluation of his performance. It will also engage the services of an independent outside consultant to review reported base salary information for the chief executive officers of the other companies in the peer group described above as well as the salaries of chief executive officers of other companies of comparable size.

The members of the human resources committee are Erik Vonk (Chairman), J. Ernest Riddle and James L. Singleton.

Signed on behalf of the human resources committee by

Erik Vonk (Chairman)
J. Ernest Riddle
James L. Singleton

EXECUTIVE COMPENSATION

Compensation of Executive Officers and Directors

The table below contains information about the annual and long-term compensation for services rendered in all capacities for the last three (3) fiscal years for our Chief Executive Officer and our four other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus (1)		Other Annual Compensation	Restricted Stock	Number Of Options/ SARs (2)	All Other Compensation
Todd L. Mavis Chief Executive Officer	2005 2004 2003	$500,000 375,001 375,001	$119,083 163,220 334,763	(3)	— — —	— — —	300,000/– 40,000/– 40,000/–	$	— 71,207 67,759	(4) (4)

F. Mark Wolfinger (5) Executive Vice President and Chief Financial Officer	2005 2004 2003	353,077 450,897 488,781	167,786 287,890 425,190		— — —	— — —	40,000/– — /– 40,000/–		— — 9,000	(6)

Peter Williams President and Chief Operating Officer, Danka Europe/Australia	2005 2004 2003	299,845 236,880 216,349	50,517 83,664 118,889		— — —	— — —	40,000/– 40,000/– 40,000/–		17,714 16,243 13,908	(7) (7) (7)

Michael D. Popielec (8) Chief Operating Officer, Danka Americas	2005 2004 2003	399,231 359,136 —	84,470 42,348 —		— — —	— — —	150,000/– 440,000/–		— 346,331	(9)

Michael Wedge (10) Chief Operating Officer, Danka Americas	2005 2004 2003	375,511 222,991 —	7,500 7,500 —		— — —	— — —	75,000/– 100,000/– — /–		— — —

(1)	The bonuses are paid in arrears and relate to the previous year.

(2)	The stock options granted are to acquire ADSs. Each American depositary share represents four ordinary shares. All numbers shown in the above table represent American Depositary Shares. All options were granted at the fair market value of the ADSs on the date of the grant.

(3)	The amount listed includes a $100,000 anniversary bonus.

(4)	The amount listed represents temporary living expenses and relocation reimbursements.

(5)	Mr. Wolfinger’s employment with the Company terminated on June 30, 2005.

(6)	The amount listed represents life insurance premiums pursuant to Mr. Wolfinger’s employment contract.

(7)	The amount listed represents an automobile allowance.

(8)	Mr. Popielec began serving as an executive officer in fiscal year 2004. His employment with the Company terminated on May 1, 2005.

(9)	The amount listed represents $200,000 for relocation expenses and other related costs that was grossed up to $342,608 for tax purposes and $3,723 of temporary living expenses.

(10)	Mr. Wedge was formerly the Executive Vice-President – Operations and has succeeded Mr. Popielec as Chief Operating Officer – Danka Americas.

Share Option Plans

We have options outstanding under our share option plans. The options granted are for the right to acquire ordinary shares or ADSs. The table below provides information concerning options issued under our share option plans to our named executive officers who received a grant of options during fiscal year 2005. We did not grant any stock appreciation rights during fiscal years 2005, 2004 and 2003.

Option Grants in Fiscal 2005 – Individual Grants

Name	Number of Options Granted (1)		% of Total Options Granted to Employees in Fiscal 2005	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value At Assumed Annual Rates Of Share Price Appreciation For Option Term (2)
						5%	10%
Todd L. Mavis	150,000	(3)	9.6%	$3.95	8/9/2014	$372,556	$944,092
Todd L. Mavis	150,000	(4)	9.6	3.95	8/9/2014	372,556	944,092
Michael D. Popielec (5)	75,000	(3)	4.8	3.95	8/9/2014	186,279	472,046
Michael D. Popielec (5)	75,000	(4)	4.8	3.95	8/9/2014	186,279	472,046
F. Mark Wolfinger (6)	40,000	(3)	2.6	3.02	12/1/2014	75,832	192,165
Peter Williams	40,000	(3)	2.6	3.02	12/1/2014	75,832	192,165
Michael Wedge	75,000	(3)	4.8	3.02	12/1/2014	186,279	472,046

(1)	The options granted are for ADSs.

(2)	The United States dollar amounts under these columns are the result of calculations at 5% and 10% which reflect rates of potential appreciation set by the SEC. Therefore these calculations are not intended to forecast possible future appreciation, if any, of our ordinary share or ADS price. Our stock options are granted with a pence per ordinary share or United States dollar per ADS exercise price.

(3)	Options vest in three equal annual installments beginning after the first anniversary date.

(4)	Option vest immediately upon achievement of performance targets. Options cliff vest at the end of five years if performance targets are not achieved.

(5)	Mr. Popielec’s employment with the Company terminated on May 1, 2005.

(6)	Mr. Wolfinger’s employment with the Company terminated on June 30, 2005.

The table below provides detailed information concerning aggregate share option/stock appreciation rights values at the end of fiscal year 2005 for unexercised share options/SARs held by each of our named executive officers. No share options/SARs were exercised by any named executive officer in fiscal year 2005.

Aggregate Options/SARs Exercised In Fiscal Year 2005

And Fiscal Year-End Option/SAR Values

Name	Number of American Depositary Shares Acquired on Exercise (1)	Value Realized	Number of Unexercised Options/SARs At Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised In-the- Money Options/SARs At Fiscal Year-End Exercisable/ Unexercisable(2)
Todd L. Mavis	—	—	392,778/412,222	$252,000/$36,000
Michael D. Popielec (3)	—	—	140,000/450,000	—/—
Peter Williams	—	—	171,666/133,334	207,100/2,880
F. Mark Wolfinger (4)	—	—	671,667/ 53,333	—/—
Michael Wedge	—	—	33,333/141,667	—/—

(1)	The options granted are for ADSs. The options were granted at the fair market value of the ADSs on the date of the grant. Each American Depositary Shares represents four ordinary shares.

(2)	Based on an ADS closing price of $1.60 as of March 31, 2005.

(3)	Mr. Popielec’s employment with the Company terminated on May 1, 2005.

(4)	Mr. Wolfinger’s employment with the Company terminated on June 30, 2005.

Compensation of Directors – See Remuneration Report above

Any director serving as an executive officer did not receive any directors’ fees.

Human Resources Committee Interlocks and Insider Participation

None of the members of our human resources committee have at any time been an executive officer. There were no human resources committee interlocks or insider participation in compensation decisions in fiscal year 2005.

Change of Control Agreements

Each of Todd L. Mavis, Michael C. Wedge, Peter Williams and Edward K. Quibell has a change of control agreement with Danka Business Systems PLC and Danka Office Imaging Company.

Under each change of control agreement, if the relevant executive’s employment is terminated without cause, other than due to death, disability, or retirement, or the executive terminates his employment for good reason, in either case within two years after a change of control, the relevant executive will be entitled to receive the severance benefits described below. “Good reason” includes an adverse change in the relevant executive’s status or position, decrease in base salary, relocation, or our failure to continue in effect any compensation or benefit plan.

The severance benefit entitlements under the change of control agreement include:

•	a lump-sum cash payment, in an amount equal to two times base salary for Mr. Mavis and Mr. Quibell, and one times for Mr. Wedge and Dr. Williams. “Base salary” is the salary being earned either at the time of the change of control, or at the time of the termination of the relevant executive’s employment, whichever is greater;

•	a pro rata annual bonus for the fiscal year of termination calculated as if our financial performance targets for that fiscal year were deemed to be satisfied at the level equal to the performance achieved through the date of termination or, if greater, the pro rata amount of any performance bonus that the relevant executive is guaranteed to receive for the fiscal year;

•	an amount equal to two times, in the case of Mr. Mavis and Mr. Quibell, one times for Mr. Wedge and none for Dr. Williams, the relevant executive’s annual bonus for the fiscal year of termination, calculated as if our financial performance targets for that fiscal year were deemed to be satisfied at a level equal to the performance achieved through the date of termination or, if greater, any performance bonus that the relevant executive is guaranteed to receive for that fiscal year;

•	continued coverage under our welfare plans for up to 12 months in the case of Mr. Mavis, Mr. Quibell and Mr. Wedge and none for Dr. Williams; and

•	the immediate vesting and exercisability of the respective executive’s stock options for three years following termination of the executive’s employment.

Each change of control agreement provides that the relevant executive will be reimbursed for any federal excise taxes imposed on payments that constitute excess “golden parachute payments.”

A “change of control” occurs for the purposes of the change of control agreements if:

•	any person or group unaffiliated with us acquires securities representing more than 30 percent of our shareholder voting power;

•	a merger or consolidation involving us is consummated and results in less than 50 percent of the outstanding voting securities of the surviving or resulting entity being owned by our then existing stockholders;

•	we sell substantially all of our assets, or substantially all of the assets of Danka Holding Company, to a person or entity which is not our wholly-owned subsidiary or any of our affiliates; and

•	during any period of two consecutive years, individuals who, at the beginning of such period, constituted our Board of Directors cease to constitute at least a majority of our Board of Directors, unless the election or nomination for election for each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

Each change of control agreement will remain in effect until the time that the relevant executive is terminated in circumstances which do not entitle the executive to severance payments under his agreement. The change of control agreements will not expire earlier than two years after the effective date of any change of control.

Employment Agreements – Current Employees

Todd L. Mavis – See Remuneration Report above.

Michael C. Wedge, Edward K. Quibell, and Peter Williams

Mr. Wedge and Mr. Quibell each have an employment agreement with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company. Dr. Williams has an employment agreement with Danka Business Systems PLC. Each agreement provides for:

•	a minimum annual base salary;

•	an annual target bonus of up to 50% of base salary for Mr. Wedge, 67% of base salary for Mr. Quibell, and £100,000 for Dr. Williams, for achieving certain financial and performance targets as determined by the Human Resources Committee of the Board.

•	stock option grants consistent with the relevant executive’s position; and

•	payment of other vested benefits due to the executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Wedge’s employment agreement is dated September 9, 2004 and his current annual base salary is $325,000.

Mr. Quibell’s employment agreement is dated August 1, 2005 and his current annual base salary is $325,000.

Dr. Williams’s employment agreement is dated July 23, 2001 and and his current annual base salary is £185,000.

In the event that any of Mr. Wedge’s, Mr. Quibell’s or Dr. William’s employment agreement is terminated other than by us for cause or by reason of the relevant executive’s death, we must provide the relevant executive with:

•	a termination payment, in an amount equal to twice Mr. Quibell’s base salary, and one times base salary for Mr. Wedge and Dr. Williams. The termination payment is payable in installments over a twelve month period;

•	a proportionate amount of any performance bonus that would have been payable to the relevant executive for the fiscal year in which termination occurs;

•	medical, hospitalization, life and other insurance benefits for the relevant executive and his family (except for Dr. Williams) for up to two years after the termination date;

•	immediate vesting of stock options with a two year exercise; and

•	other vested benefits payable to the relevant executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Each of Mr. Wedge’s and Mr. Quibell’s employment agreements require the relevant executive to comply with worldwide non-compete and confidentiality provisions for two years following termination of employment. Dr. Williams’

employment agreement requires him to comply with worldwide non-compete and confidentiality provisions for up to one year following termination of employment.

Employment Agreement - Former Employees

P. Lang Lowrey III – See Remuneration Report above.

Michael D. Popielec, and F. Mark Wolfinger

Each of Mr. Popielec, and Mr. Wolfinger has an employment agreement with Danka Office Imaging Company, Danka Business Systems PLC and Danka Holding Company. Each agreement provides for:

•	a minimum annual base salary;

•	an annual target bonus of up to 67% of base salary for Mr. Popielec and 60% of base salary for Mr. Wolfinger, for achieving certain financial and performance targets as determined by the Human Resources Committee of the Board.

•	stock option grants consistent with the relevant executive’s position; and

•	payment of other vested benefits due to the executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Mr. Wolfinger’s employment agreement is dated March 3, 2005 and his annual base salary was $350,000. Mr. Wolfinger’s employment terminated on June 30, 2005. Dankas obligations under the employment agreement with Mr. Wolfinger cease on the 26th September, 2005 as Mr. Wolfinger will then be taking up equivalent employment.

Mr. Popielec’s employment agreement is dated March 28, 2003 and his annual base salary was $400,000. Mr. Popielec’s employment terminated on May 1, 2005

As a result of Mr. Popielec’s, employment agreements terminating, other than by us for cause or by reason of the relevant executive’s death, we are providing the relevant executive with:

•	a termination payment, in an amount equal to twice Mr. Popielec’s,base salary. Half of the termination payment is payable in installments over a twelve month period, with the remainder in a lump sum at the end of the twelve month period.

•	Two times the targeted performance bonus for the fiscal year in which termination occurs, payable propotionately for Mr. Popielec;

•	medical, hospitalization, life and other insurance benefits for the relevant executive and his family for up to two years after the termination date;

•	immediate vesting of stock options with a two year exercise period for Mr. Popielec, and;

•	other vested benefits payable to the relevant executive under the terms of any deferred compensation, retirement, incentive or other benefit plan.

Each of Mr. Popielec’s and Mr. Wolfinger’s employment agreements requires the relevant executive to comply with worldwide non-compete and confidentiality provisions following termination of employment for two years.

PERFORMANCE GRAPH

COMPARISON OF FIVE (5) YEAR CUMULATIVE TOTAL RETURN* AMONG DANKA BUSINESS SYSTEMS PLC,** S&P 500 INDEX AND PEER GROUP***

Assumes $100 invested on April 1, 2000 in Danka Business Systems PLC, S&P 500 Index and a peer group. Comparison is made for the five (5) year period from March 31, 2000 to March 31, 2005, with the base measurement point fixed at the close of trading on March 31, 2000. Danka’s fiscal year ends on March 31.

*	Total return assumes reinvestment of any dividends for all companies considered within the comparison and is based on the current four-to-one ratio of our ordinary shares to each American depositary share.

**	Assumes investment in our American Depositary Shares traded on the Nasdaq SmallCap Market.

***	The peer group consists of Xerox Corp., Ikon Office Solutions Inc. and Global Imaging Systems, Inc., all of which are engaged in the photocopier and office imaging business.

Note:	The performance shown on the graph above is not necessarily indicative of future ordinary share or American depositary share price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In July 2005 the Board of Directors agreed to outsource Danka’s United States human resources activities to Gevity HR Incorporated. Mr. Erik Vonk, a non-executive director of Danka declared an interest in the transaction as he is also chief executive officer of Gevity HR Inc. Mr. Vonk stated that the transaction was immaterial to Gevity and that he would not personally receive any additional remuneration if the agreement was entered into. The Board of Directors noted that the terms of the transaction were equivalent to an arms length transaction and that the proposals would result in substantial annual cost savings for Danka.

Future relationships and transactions, if any, with affiliated parties will be approved by a majority of our independent outside directors and our audit committee and will be on terms no less favorable to us than those that could be obtained from unaffiliated parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of Forms 3, 4, and 5 furnished to Danka or written representations from certain persons that no Forms 5 were required for those persons, we believe that during our 2005 fiscal year, all filing requirements under Section 16(a) of the Exchange Act applicable to our directors, officers and 10% beneficial owners were timely satisfied, except that Mr. Harned filed one Form 4 one day late.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

We understand the need for Ernst & Young LLP (“E&Y”), to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of E&Y, our audit committee has restricted the non-audit services that E&Y may provide to us primarily to tax services; merger and acquisition due diligence, audit services and audit-related services. It is also the committee’s goal that the fees which the company pays E&Y for non-audit services should not exceed the audit fees paid to E&Y, a goal which the company achieved in 2005.

The audit committee has also adopted policies and procedures for pre-approving all audit and non-audit work performed by E&Y. Specifically, the committee has pre-approved the use of E&Y for detailed, specific types of services within the following categories of non-audit services: tax services, internal control testing, employee benefit plan audits, and reviews and procedures that the company requests E&Y to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the committee has required management to report the specific engagements to the committee on a quarterly basis and to obtain specific pre-approval from the committee for any engagement.

The aggregate fees billed for professional services by E&Y in fiscal years 2005 and 2004 and KPMG Audit PLC in fiscal year 2004 for various services were:

	Fiscal Year 2005	Fiscal Year 2004
	E&Y	E&Y	KPMG Audit Plc (1)
Audit Fees	$8,366	$3,042	$710
Audit-Related Fees	135	10	—
Tax Fees(2)	2,550	2,148	—
All Other Fees(3)	16	572	28

Total	$11,067	$5,772	$738

(1)	The KPMG fee information is included as part of the total expense incurred in 2004.

(2)	This amount includes fees and expenses related to assistance with periodic tax filings; federal, state, local and foreign tax audits; corporate restructuring advice; and other tax related projects.

(3)	The fiscal year 2004 amount includes fees and expenses related to internal audit assistance associated with IT system implementations and process and control reviews. This work was performed prior to E&Y’s appointment as our independent auditors.

REPORT OF THE AUDIT COMMITTEE

Our Board of Directors adopted a written charter for our audit committee on October 29, 2003 and adopted the updated and revised charter on 17th May, 2005. A copy of the charter can be found on our website at www.danka.com.

Our audit committee consists of three directors. Mr. Gifford, Dr. Daly and Mr. Downes are independent directors for the purposes of the National Association of Securities Dealers’ (“NASD”) listing standards.

Our audit committee has reviewed and discussed the audited financial statements for our 2005 fiscal year with management and with Ernst & Young. Specifically, the audit committee has discussed with Ernst & Young the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) as may be modified or supplemented, which includes, among other things:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the financial statements.

The audit committee has received the written disclosures and the letter from Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees. The audit committee has considered whether Ernst & Young’s provision of non-audit services to the company is compatible with maintaining Ernst & Young’s independence. Additionally, the audit committee has discussed with Ernst & Young the issue of its independence from the company.

Based on its review of the audited financial statements and the various discussions noted above, the audit committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2005.

Signed on behalf of the Audit Committee by

Michael B. Gifford (Chairman)
Kevin C. Daly
David Downes

NO DISSENTERS OR APPRAISAL RIGHTS

Ordinary shareholders, convertible participating shareholders and holders of American Depositary Shares do not have any rights of appraisal or similar rights of dissenters, regardless of whether they vote for or against any resolutions being proposed at our 2005 annual general meeting.

SHAREHOLDERS PROPOSALS

FOR PRESENTATION AT THE 2006 ANNUAL GENERAL MEETING

If an ordinary shareholder, convertible participating shareholder or a holder of American Depositary Shares desires to present a proposal for action at the annual general meeting to be held in 2006, and the proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other U.S. federal laws and English law, we must have received the proposal by July 16, 2006 to be included in our proxy statement and proxy for the 2006 annual general meeting. This requirement is without prejudice to the rights under the United Kingdom Companies Act of ordinary shareholders and convertible participating shareholders to propose resolutions that may properly be considered at the 2006 annual general meeting.

OTHER BUSINESS

Under our Articles of Association, an ordinary shareholder or convertible participating shareholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received 48 hours before the meeting. There are other procedural requirements in the Articles of Association pertaining to shareholder proposals and director nominations. Any shareholder may obtain a copy of the Articles of Association without charge by writing to us.

Except as set out in this proxy statement, our board is not aware of any matters that will be presented for consideration at the annual general meeting. If any other matters are properly brought before the annual general meeting including by means of amendment to any resolution, the person named in any proxy submitted by a shareholder may vote as to any such matter as he or she deems fit.

ADDITIONAL INFORMATION

Stockholders with Multiple Accounts. The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Computershare Investor Services Plc, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol, BS99 7NH, for Ordinary Shares, or, for American Depositary Shares, to ADS Depositary, Bank of New York, ADS Division, 101 Barclay Street, New York, NY 10286

By order of the Board of Directors

DANKA BUSINESS SYSTEMS PLC

Paul G. Dumond, Company Secretary

Dated: October 10, 2005

DANKA BUSINESS SYSTEMS PLC

Annual General Meeting—Proxy Form

Ordinary Shareholders

I/We: (full name(s) in block capital letters please) ______________________________________________________________ of (address)______________________________________________________________________________________________ _______________________________________________________________________________________________________ being (a) member(s) of the above-mentioned Company, hereby appoint the Chairman of the Annual General Meeting/or ___________________________as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of Danka Business Systems PLC (“Danka”) to be held at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS at 2 p.m. London time on 9th November, 2005 and at any adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the Annual General Meeting. I/We request such proxy to vote on the following resolutions as indicated below:

		For	Against

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.	1. To re-elect David J. Downes as a director
2. To re-elect Kevin C. Daly as a director
3. To re-elect W. Andrew McKenna as a director
4. To re-elect Christopher B. Harned as a director
5. To re-appoint the auditors and authorise the Board of Directors, or a duly appointed committee thereof, to fix their remuneration
6. To authorise the Board of Directors to allot equity securities
7. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights
8. To approve the directors’ remuneration report for the year ended 31st March, 2005

Dated:  __________________________________________________________________________________________ 2005

Signed:  _____________________________________________________________________________________________

Notes:

1.	To be effective this form must be deposited with Danka’s Registrars, Computershare Investor Services PLC, PO Box 1075, Bristol BS99 3FA not later than 2 p.m. London time on 7th November, 2005, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971. Members who are not resident in the United Kingdom will need to attach appropriate postage to the reverse of this card in order to ensure that their form is received in time.

2.	Where the member is a corporation, this form must be executed under seal or by an officer or attorney duly authorized by the corporation.

3.	In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.

4.	A member may appoint one or more proxy(ies) of his own choice in which case the words “the Chairman of the Annual General Meeting/or” should be deleted, and the name(s) of the person(s) appointed as proxy(ies) should be inserted in the space provided. A proxy need not be a member of Danka.

5.	Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment thereof.

DANKA BUSINESS SYSTEMS PLC

Annual General Meeting—Proxy Form

6.50% Senior Convertible Participating Shareholders

I/We: (full name(s) in block capital letters please)                                                                                        of (address)

being (a) member(s) of the above-mentioned Company, hereby appoint the Chairman of the Annual General Meeting/or                                                               as my/our proxy to vote for me/us on my/our behalf at the Annual General Meeting of Danka Business Systems PLC (“Danka”) to be held at the Office of Weber Shandwick Square Mile, Fox Court, 14 Gray’s Inn Road, London WC1X 8WS at 2 p.m. London time on 9th November, 2005 and at any adjournment thereof. Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting in respect of any other business (including amendments to resolutions) which may properly come before the Annual General Meeting. I/We request such proxy to vote on the following resolutions as indicated below:

		For	Against

Please indicate with an “X” in the appropriate box how you wish the proxy to vote. In the absence of any instruction, the proxy will vote or abstain as he thinks fit.	1. To re-elect David J. Downes as a director
2. To re-elect Kevin C. Daly as a director
3. To re-elect W. Andrew McKenna as a director
4. To re-elect Christopher B. Harned as a director
5. To re-appoint the auditors and authorise the Board of Directors, or a duly appointed committee thereof, to fix their remuneration
6. To authorise the Board of Directors to allot equity securities
7. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights
8. To approve the directors’ remuneration report for the year ended 31st March, 2005

Dated:	2005

Signed:

Notes:

1.	To be effective this form must be deposited at the Company’s registered office, 107 Hammersmith Road, London W14 0QH not later than 2 p.m. London time on 7th November, 2005, together with any power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 1971.

2.	Where the member is a corporation, this form must be executed under seal or by an officer or attorney duly authorized by the corporation.

3.	In the case of joint holders, any of them can sign and submit a proxy form but where more than one joint holder does so, the form submitted by the senior will be accepted to the exclusion of the others, seniority being determined for these purposes by the order in which the names stand on the Register in respect of each share.

4.	A member may appoint one or more proxy(ies) of his own choice in which case the words “the Chairman of the Annual General Meeting/or” should be deleted, and the name(s) of the person(s) appointed as proxy(ies) should be inserted in the space provided. A proxy need not be a member of Danka.

5.	Deposit of an instrument of proxy does not preclude a member from attending and voting in person at the meeting or any adjournment thereof.

DANKA BUSINESS SYSTEMS PLC

Instructions to THE BANK OF NEW YORK, as Depositary

(Must be received by 5:00 P.M. Eastern Time on November 2, 2005)

The undersigned Owner of American Depositary Receipts hereby requests and instructs The Bank of New York, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the Deposited Securities represented by such Receipts registered in the name of the undersigned on the books of the Depositary as of the close of business on September 30, 2005 at the Annual General Meeting of Danka Business Systems PLC to be held in London, England, on November 9, 2005 in respect of the resolutions specified in the Notice of the Annual General Meeting.

NOTE:

Instructions as to voting on the specified resolutions should be indicated by an “X” in the appropriate box. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. If the Depositary does not receive instructions from the Owner of American Depositary Receipts, the Depositary shall give discretionary proxy for the shares evidenced by such Receipt to a person designated by the Issuer.

DANKA BUSINESS SYSTEMS PLC

P.O. BOX 11484

NEW YORK, N.Y. 10203-0484

(Continued and to be dated and signed on the reverse side.)

[Reverse]

Resolutions	For	Against

1. To re-elect David J. Downes as a director

2. To re-elect Kevin C. Daly as a director

3. To re-elect W. Andrew McKenna as a director

4. To re-elect Christopher B. Harned as a director

6. To re-appoint the auditors and authorise the Board of Directors, or a duly appointed committee thereof, to fix their remuneration

6. To authorise the Board of Directors to allot equity securities

7. To empower the Board of Directors to allot equity securities, subject to certain limitations, without providing certain pre-emptive rights

8. To approve the directors’ remuneration report for the year ended 31st March, 2005

Mark box at right if an address change or comment has been noted ☐

on the reverse side of this card.

The Voting Instructions must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instructions must be executed by a duly authorized Officer or Attorney. In the case of joint holders, the signature of any one will suffice.

Dated , 2005

Signature
Votes MUST be indicated (x) in black or blue ink.

Please mark, sign, date and return the voting instruction card promptly using the enclosed envelope.